      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 15, 2005

                                                 REGISTRATION NO. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              RIVIERA TOOL COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           MICHIGAN                                      38-2828870
(STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER IDENTIFICATION NO.)
 INCORPORATION OR ORGANIZATION)
                                 ---------------

                            5460 EXECUTIVE PARKWAY SE
                          GRAND RAPIDS, MICHIGAN 49512
                                 (616) 698-2100
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 ---------------

                                 PETER C. CANEPA
                             CHIEF FINANCIAL OFFICER
                            5460 EXECUTIVE PARKWAY SE
                          GRAND RAPIDS, MICHIGAN 49512
                           (616) 698-2100 (TELEPHONE)
                (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                 ---------------

                                   COPIES TO:
                               ALAN I. ANNEX, ESQ.
                               NITIN KHAKEE, ESQ.
                             GREENBERG TRAURIG, LLP
                                 200 PARK AVENUE
                            NEW YORK, NEW YORK 10166
                           (212) 801-9200 (TELEPHONE)
                            (212) 801-6400 (TELECOPY)

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

================================================================================

                                                   CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
                                                PROPOSED MAXIMUM         PROPOSED MAXIMUM       AGGREGATE
      TITLE OF SHARES                               AMOUNT TO            AGGREGATE PRICE        OFFERING            AMOUNT OF
      TO BE REGISTERED                          BE REGISTERED (5)        PER SECURITY (4)       PRICE (4)        REGISTRATION FEE
-----------------------------                   -----------------        ----------------     -------------      ----------------
Common Stock, no par value (1)                      1,204,820                 $1.66           $2,000,000.00          $235.40

Common Stock, no par value (2)                      1,927,711                 $1.66           $3,200,000.00          $376.64

Common Stock, no par value (3)                        650,000                 $0.01           $    6,500.00          $  0.77
                                                    ---------                                 -------------          -------
Total.................................              3,782,531                                 $5,206,500.00          $612.81
                                                    =========                                 =============          =======

--------------
(1) The number of shares being registered represent the maximum number of shares to be issued in connection with the exercise of the conversion right granted by Registrant pursuant to a convertible minimum borrowing note having a conversion price of $1.66 per share.

(2) The number of shares being registered represent the maximum number of shares to be issued in connection with the exercise of the conversion right granted by Registrant pursuant to a convertible term note having a conversion price of $1.66 per share.

(3) The number of shares being registered represent the maximum number of shares to be issued in connection with the exercise of option rights granted by the Registrant pursuant to an option having an exercise price of $0.01 per share.

(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the terms contained in the Securities Purchase Agreement and the Loan Agreement.

(5) Pursuant to Rule 416 of the General Rules and Regulations under the Securities Act of 1933, this registration statement also registers a currently indeterminate number of additional shares of our common stock that may be issued upon the occurrence of dilutive events. The Company has made a good faith effort to estimate the actual number of shares issuable.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE Commission, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

                   SUBJECT TO COMPLETION, DATED JULY 15, 2005

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE Commission. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                              SUBJECT TO COMPLETION
                               DATED JULY 15, 2005

                                   PROSPECTUS

                              RIVIERA TOOL COMPANY

                        3,782,531 SHARES OF COMMON STOCK

                                 (NO PAR VALUE)
                                 ---------------

      This prospectus relates to the sale by Laurus Master Fund, Ltd. ("Laurus") of up to 3,782,531 shares of our common stock consisting of:

      - 1,204,820 shares of our common stock issuable by us to Laurus upon exercise by Laurus of the outstanding conversion rights pursuant to a convertible minimum borrowing note,

      - 1,927,711 shares of common stock issuable by us to Laurus upon exercise by Laurus of the outstanding conversion rights pursuant to a convertible term note; and

      - 650,000 shares of our common stock issuable by us to Laurus upon exercise by Laurus of the outstanding option rights.

      The methods of sale of the common stock offered hereby are described under the heading "Plan of Distribution" on page 37. Except with respect to the exercise of the outstanding option rights during the exercise period, we will receive none of the proceeds from the sale of any of the common stock to which this prospectus relates. See "Use of Proceeds and Expenses of the Offering" on page 9. Except for brokerage expenses, fees, discounts and commissions, which will all be paid by Laurus, we will pay all expenses incurred in connection with the offering described in this prospectus.

      The prices at which Laurus may sell the shares of common stock that are part of this offering will be determined by the prevailing market price for the shares at the time the shares are sold, a price related to the prevailing market price, at negotiated prices or prices determined, from time to time, by Laurus. See "Plan of Distribution" on page 37.

      Our common stock is listed on the American Stock Exchange (Symbol: RTC). On July 14, 2005, the closing price of the shares was $1.12 per share. See "Market Prices of Riviera Tool Common Stock" on page 11.

      THE SHARES OF OUR COMMON STOCK OFFERED OR SOLD UNDER THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

                                 ---------------

      NEITHER THE SECURITIES AND EXCHANGE Commission NOR ANY STATE SECURITIES Commission HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ---------------

                         PROSPECTUS DATED JULY   , 2005

                                TABLE OF CONTENTS

THE OFFERING.............................................................................................       1
THE COMPANY..............................................................................................       1
SUMMARY FINANCIAL DATA...................................................................................       2
CAPITALIZATION...........................................................................................       3
RISK FACTORS.............................................................................................       4
WHERE YOU CAN FIND MORE INFORMATION......................................................................       6
FORWARD-LOOKING INFORMATION..............................................................................       8
USE OF PROCEEDS AND EXPENSES OF THE OFFERING.............................................................       9
RECENTLY ISSUED SECURITIES...............................................................................      10
MARKET PRICES OF RIVIERA TOOL COMMON STOCK...............................................................      11
OUR BUSINESS.............................................................................................      12
DESCRIPTION OF PROPERTY..................................................................................      15
LEGAL PROCEEDINGS........................................................................................      15
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS....................      17
MANAGEMENT...............................................................................................      27
EXECUTIVE COMPENSATION...................................................................................      28
COMPENSATION COMMITTEE REPORT............................................................................      29
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS...........      31
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS.......................................      32
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...........................................................      33
QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK................................................      33
SELLING SECURITYHOLDERS..................................................................................      34
DESCRIPTION OF RIVIERA TOOL COMMON STOCK.................................................................      35
PLAN OF DISTRIBUTION.....................................................................................      37
LEGAL MATTERS............................................................................................      38
EXPERTS..................................................................................................      38
FINANCIAL STATEMENTS.....................................................................................     F-1

      WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS THAT DIFFER FROM WHAT IS CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS DOES NOT OFFER TO SELL OR SEEK OFFERS TO BUY ANY SHARES IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT ONLY AS OF ITS DATE.

                                  THE OFFERING

      The registration statement of which this prospectus is a part relates to the sale of shares of our common stock issuable to Laurus Master Fund, Ltd. ("Laurus"). Specifically, the shares of our common stock included in this offering consist of:

      - 1,204,820 shares of our common stock issuable upon conversion of the convertible minimum borrowing note, issued to Laurus with a conversion price of $1.66 per share;

      - 1,927,711 shares of our common stock issuable upon conversion of the convertible term note, issued to Laurus with a conversion price of $1.66 per share; and

      - 650,000 shares of our common stock issuable upon exercise of an option, issued to Laurus with an exercise price of $0.01 per share.

      On May 17, 2005, Laurus entered into a securities purchase agreement (the "Securities Purchase Agreement") and a security agreement (the "Loan Agreement", and together with the Securities Purchase Agreement, the "Agreements") with us pursuant to which Laurus may convert, subject to certain limitations, the term loan and the revolving loans made thereunder into our common stock at Laurus' option any time up to maturity at a conversion price of $1.66 per share. Further pursuant to the Securities Purchase Agreement, we agreed to issue Laurus the option to purchase 650,000 shares of our common stock at an exercise price of $0.01 per share.

      Had Laurus exercised its conversion rights and option rights in full on July 14, 2005, it would have received 3,782,531 shares of our common stock representing 48% of our outstanding shares of common stock, and been able to offer for resale a total of 3,782,531 shares of our common stock. Under the terms of the Agreements, the number of shares to be obtained by Laurus upon exercise of the conversion rights and option rights held by Laurus cannot exceed the number of shares that, when combined with all other shares of common stock and securities then owned by Laurus, would result in Laurus owning more than 4.99% (188,340 shares) of our outstanding common stock at any given point of time (or 19.99%, or 754,492 shares, in the event that such limitation is suspended upon the occurrence of an "event of default" as defined under the Agreements or any other related agreements). See "Recently Issued Securities" on page 10.

      We will not receive any of the proceeds from the sale of the shares offered by Laurus. We will receive a maximum of approximately $6,500 from the exercise of the option rights, assuming all of the options are exercised for cash and in full, of which there can be no assurance. Any proceeds received by us in connection with the exercise of the option rights will be used for working capital and general corporate purposes.

      Neither Laurus nor any of its officers, directors or affiliates is neither an officer, director or affiliate of us, and none of our officers or directors are related to, or, except in connection with the revolving credit facility, has any business relationship with, Laurus.

                                   THE COMPANY

      Riviera Tool Company is a designer and manufacturer of large scale, complex stamping die systems used to form sheet metal parts. Most of the stamping die systems sold by us are used in the production of automobile and truck body parts such as roofs, hoods, fenders, doors, door frames, structural components and bumpers. We were originally incorporated in 1967, and were incorporated in our present form in 1988, under the laws of the State of Michigan.

      We maintain our executive offices at 5460 Executive Parkway, SE, Grand Rapids, Michigan 49512. Our telephone number is (616) 698-2100.

                             SUMMARY FINANCIAL DATA

      The following selected financial data has been derived from our audited financial statements for each of the years ended August 31, 2000, 2001, 2002, 2003 and 2004. For the operating results for each of the nine-month periods ended May 31, 2004 and 2005 the information is unaudited. In the opinion of management, all necessary adjustments, which consist only of normal and recurring accruals, have been included to fairly present the unaudited quarterly results. The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in this prospectus and the financial statements and notes thereto included in this prospectus.

(amounts in thousands, except per share data)

                                                                                                                  UNAUDITED
                                                                            FISCAL YEAR ENDED                 NINE MONTHS ENDED
                                                                                 AUGUST 31,                         MAY 31,
                                          ----------------------   ------------------------------------   -------------------------
                                             2000         2001          2002        2003       2004           2004          2005
                                          ----------  ----------   -----------  ----------  -----------   -----------   -----------
STATEMENT OF OPERATIONS DATA:
Sales.................................... $   25,187  $   12,047   $    14,050  $   34,084  $    24,689   $    24,201        14,221
Gross Profit (Loss)......................      3,794      (3,062)         (630)      3,377       (5,349)        2,558         1,924
Income (Loss) from Operations............      1,655      (4,712)       (2,289)      1,687       (7,363)        1,169          (183)
Interest Expense.........................        890         725           653         779          872           480         1,140
Other (Income)/Expense...................        119           5            59           8            6            --           345
Income (Loss) before Income Taxes........        645      (5,442)       (3,002)        900       (8,241)          689        (1,668)
Income Tax Expense (Benefit).............        242      (1,538)           --          --           --            --            --
                                          ----------  ----------   -----------  ----------  -----------   -----------   -----------

Net Income (Loss) available
for common shares........................ $      404  $   (3,904)  $    (3,002) $      900  $    (8,241)  $       689   $    (1,668)
                                          ----------  ----------   -----------  ----------  -----------   -----------   -----------
Basic and diluted earnings (loss)
per common share......................... $      .12  $    (1.16)  $      (.89) $      .27  $     (2.18)  $       .18   $      (.44)
                                          ----------  ----------   -----------  ----------  -----------   -----------   -----------

Basic and diluted common shares
outstanding..............................      3,379        3,379        3,379       3,379        3,774         3,774         3,786

OTHER DATA :
Depreciation and amortization expense.... $    1,940  $     1,952  $     1,913  $    1,840  $     1,758   $     1,265   $     1,283

                                                                                                                 UNAUDITED
                                                                                 AS OF                      NINE MONTHS ENDED
                                                                               AUGUST 31,                          MAY 31,
                                           ---------------------- ------------------------------------   -------------------------
                                              2000        2001       2002         2003        2004          2004          2005
                                           ----------  ---------- -----------  ----------  -----------   -----------   -----------
BALANCE SHEET DATA:
Working Capital (Deficit)................  $   13,051  $    5,176 $    (3,513) $    7,762  $    (6,954)  $    11,332   $    (1,048)
Total Assets.............................      35,076      25,146      24,984      33,751       27,898        34,743        19,779
Current Portion of Long-Term Debt........       1,984       1,876       3,855         639       15,735           667         3,594
Revolving Line of Credit.................       5,080       3,143       6,500       5,982        9,850         7,548         4,031
Long-term Debt, less current portion.....       5,223       3,384          --       2,418           --         1,953         1,927
Common Stockholders' Equity..............      18,715      14,812      11,810      12,710        5,780        14,710         4,817

         The following table presents a condensed summary of quarterly results of operations for 2003, 2004 and the first three quarters of 2005 (in thousands, except per share data). The information for each of these periods is unaudited.

                                                                                BASIC AND
                                                                                 DILUTED
                                                                  AVAILABLE      EARNINGS        BASIC AND
                                      GROSS        OPERATING         FOR          (LOSS)          DILUTED
                                      PROFIT/       INCOME/        COMMON          PER             SHARES
                         SALES        (LOSS)         (LOSS)        SHARES         SHARE          OUTSTANDING
                       --------     ----------    -----------   ------------   -------------    -------------
2003:    First......   $  4,339     $      293    $       (29)  $       (189)  $        (.06)           3,379
         Second.....      8,304            869            453            231             .07            3,379
         Third......      9,919          1,093            587            391             .12            3,379
         Fourth.....     11,522          1,121            676            467             .14            3,379
                       --------     ----------    -----------   ------------   -------------    -------------
           Total       $ 34,084     $    3,376    $     1,687   $        900   $         .27            3,379
                       ========     ==========    ===========   ============   =============    =============

2004:    First......   $  8,311     $      850    $       446   $        238   $         .07            3,379
         Second.....      8,293            840            335            212             .06            3,379
         Third......      7,597            867            387            239             .06            3,774
         Fourth.....        488         (7,906)        (8,531)        (8,930)          (2.37)           3,774
                       --------     ----------    -----------   ------------   -------------    -------------
           Total       $ 24,689     $   (5,349)   $    (7,363)  $     (8,241)  $       (2.18)           3,774
                       ========     ==========    ===========   ============   =============    =============

2005:    First......   $  4,552     $      514    $       (65)  $       (464)  $        (.12)           3,774
         Second.....      4,981            829            (38)          (427)           (.11)           3,774
         Third......      4,687            580            (80)          (776)           (.20)           3,807

                                 CAPITALIZATION

      The following table sets forth as of May 31, 2005 our actual capitalization and pro forma capitalization after giving effect to the issuance of 3,132,531 shares of common stock upon conversion of $5,200,000 of convertible debt at an assumed conversion price of $1.66 per share and the issuance of 650,000 shares of common stock upon exercise of option rights at an assumed exercise price of $0.01 per share. The following should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operation" and the consolidated financial statements and the notes thereto included elsewhere in the prospectus.

                                                                         AS OF MAY 31, 2005
                                                             ----------------------------------------
                                                                   ACTUAL               PRO-FORMA
                                                             ------------------     -----------------
Cash and cash equivalents                                    $          369,612     $         376,112
                                                             ==================     =================

Convertible Revolving note                                   $        4,031,000     $       2,031,000
Secured Convertible term note                                         3,200,000                    --
Overformula                                                           2,000,000             2,000,000
Note payable to Bank                                                  1,008,124             1,008,124
                                                             ------------------     -----------------
Total long-term debt, including current installments                 10,239,124             5,039,124

Stockholders' equity:

Common stock                                                         17,131,536            22,338,036
Retained earnings (accumulated deficit)                             (12,314,780)          (12,314,780)
                                                             ------------------     -----------------
Total stockholders' equity                                            4,816,752            10,023,256
                                                             ------------------     -----------------
Total capitalization                                         $       15,055,876     $      15,062,380
                                                             ==================     =================

                                  RISK FACTORS

      You should carefully consider the risks described below before deciding whether to invest in shares of our common stock. Any investment in our common stock involves a high degree of risk. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us may also impair our operations and business.

      If we do not successfully address any of the risks described below, there could be a material adverse effect on our financial condition, operating results and business, and the trading price of our common stock may decline and you may lose all or part of your investment. We cannot assure you that we will successfully address these risks.

SHAREHOLDERS MAY SUFFER DILUTION FROM THIS OFFERING AND FROM THE EXERCISE OF EXISTING OPTIONS, WARRANTS AND CONVERSION RIGHTS; THE TERMS UPON WHICH WE WILL BE ABLE TO OBTAIN ADDITIONAL EQUITY CAPITAL COULD BE ADVERSELY AFFECTED.

      Our common stock may become diluted if warrants and options to purchase our common stock are exercised or additional shares are issued upon conversion pursuant to conversion rights. The number of shares of our common stock that can currently be purchased upon exercise of warrants is 10,000, upon exercise of options is 831,000 (650,000 of these options are those granted to Laurus pursuant to the Agreements) and pursuant to conversion rights is 3,132,531. The existing holders of warrants may also suffer dilution of net tangible book value per share. Further, as a result of the transactions with Laurus, warrants issued in our 2004 private placement to purchase up to 335,792 shares of our stock with exercise prices of $5.07 and $5.53 were adjusted, as required pursuant to such warrants' terms, to reflect a per share exercise price of $0.01 per share, such exercise price reflecting the lowest per share price in the Laurus transaction, and were exercised in the third quarter of 2005. Under the terms of our Agreements with Laurus, the number of shares to be obtained upon exercise of options or pursuant to conversion rights held by Laurus cannot exceed the number of shares that, when combined with all other shares of common stock and securities then owned by Laurus, would result in Laurus owning more than 4.99% of our outstanding common stock at any given point of time (or 19.99% in the event that such limitation is suspended upon the occurrence of an "event of default" under any of the Agreements or any other transaction agreements). See "Recently Issued Securities" on page 10 for a more complete description of our agreements with Laurus.

      These shares, as well as the eligibility for additional restricted shares to be sold in the future, either pursuant to future registrations under the Securities Act, or an exemption such as Rule 144 under the Securities Act, may have a dilutive effect on the market price of our common stock. The terms upon which we will be able to obtain additional equity capital could also be adversely affected. In addition, the sale of common stock offered by this prospectus, or merely the possibility that these sales could occur, could have an adverse effect on the market price of our common stock.

THE INABILITY TO OBTAIN NECESSARY ADDITIONAL CAPITAL IN THE FUTURE ON ACCEPTABLE TERMS COULD DELAY US FROM EXECUTING OUR BUSINESS PLAN OR PREVENT US FROM DOING SO ENTIRELY.

      We expect to need additional capital in the future to fund our operations, finance investments in equipment and corporate infrastructure, expand our domestic and global sub-supplier network, increase the range of services we offer and respond to competitive pressures and perceived opportunities. Cash flow from operations and cash on hand may not be sufficient to cover our operating expenses and capital investment needs. We cannot assure you that additional financing will be available on terms acceptable to us, if at all. A failure to obtain additional funding could prevent us from making expenditures that are needed to allow us to grow or maintain our operations. Increases in business can temporarily reduce our working capital due to cash flow lags.

      If we raise additional funds by selling equity securities, the relative equity ownership of our existing investors could be diluted or the new investors could obtain terms more favorable than previous investors. If we raise additional funds through debt financing, we could incur significant borrowing costs. The failure to obtain additional financing when required could result in us being unable to grow as required to maintain profitable operations.

WE HAVE SIGNIFICANT OUTSTANDING INDEBTEDNESS AND DEBT SERVICE OBLIGATIONS.

      In order to finance our operations we have incurred indebtedness. Our credit facility with Laurus is secured by substantially all of our assets. In addition to certain limited financial covenants, our credit facility restricts our ability to incur additional indebtedness or to pledge our assets. As of July 14, 2005, we are in compliance with all of the terms of our credit facility with Laurus. There can be no assurance, however, that we will be able to comply with the terms of this credit facility in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" on page 17 for additional information on our outstanding indebtedness.

      Our business is subject to all of the risks associated with substantial leverage, including the risk that available cash may not be adequate to make required payments. Our ability to satisfy outstanding debt obligations from cash flow will be dependent upon our future performance and will be subject to financial, business and other factors, many of which will be beyond our control. In the event that we do not have sufficient cash resources to satisfy our repayment obligations, we would be in default, which would have a material adverse effect on our business. To the extent that we are required to use cash resources to satisfy interest payments to the holders of outstanding debt obligations, we will have fewer resources available for other purposes. There is no assurance that we will not increase our leverage in the future, whether as a result of operational or financial performance, acquisition or otherwise.

OUR REVENUE WOULD DECLINE SIGNIFICANTLY IF WE LOSE ONE OR MORE OF OUR MOST SIGNIFICANT CUSTOMERS WHICH COULD HAVE A SIGNIFICANT ADVERSE IMPACT ON US.

      A significant portion of our revenues are concentrated among a few large customers. For the year ended August 31, 2004, our largest customer represented approximately $20.8 million or 84% of total revenue, while the next three largest customers represented approximately $1.7 million or 7% of total revenue. Our three largest customers represented 63% and 75% of total revenue for each of the fiscal years ended 2003 and 2002, respectively. For the quarterly periods ended May 31, 2005 and May 31, 2004, our three largest customers represented approximately 90% and 93%, respectively, of total revenues. The loss of any of the foregoing customers could have a significant adverse impact on us.

THE MARKETS SERVED BY US ARE HIGHLY CYCLICAL AND OUR BUSINESS COULD BE MATERIALLY ADVERSELY AFFECTED AS A RESULT OF GENERAL ECONOMIC AND MARKET CONDITIONS.

      We are subject to the effects of general global economic and market conditions. The automotive industry is highly cyclical and dependent on consumer spending. Economic factors adversely affecting automotive production and consumer spending could adversely impact our business. If economic and market conditions deteriorate, our business, results of operations or financial condition could be materially adversely affected. An economic downturn may also impact substantially leveraged companies, such as ourselves, more than similarly situated companies with less leverage.

LABOR INTERRUPTIONS COULD HAVE AN ADVERSE IMPACT ON OUR BUSINESS.

      Within the automotive supply industry substantially all of the hourly employees of the OEMs and many Tier I suppliers are represented by labor unions, and work pursuant to collective bargaining agreements. The failure of any of our significant customers to reach agreement with a labor union on a timely basis, resulting in either a work stoppage or strike, could have an adverse impact on our business.

WE ARE SUBJECT TO ENVIRONMENTAL REGULATION WHICH COULD HAVE AN ADVERSE IMPACT ON US.

      We are subject to the requirements of federal, state and local environmental and occupational health and safety laws and regulations. Although we have made and will continue to make expenditures to comply with environmental requirements, these requirements are constantly evolving, and it is impossible to predict whether compliance with these laws and regulations may have a material adverse effect on us in the future. If a release of hazardous substances occurs on or from our property or from any of our disposals at offsite disposal locations, or if contamination is discovered at any or our current or former properties, we may be held liable, and the amount of such liability could be material.

WE DEPEND ON OUR SENIOR MANAGEMENT, THE LOSS OF WHOM would have an adverse IMPACT on us.

      We presently are dependent upon the executive abilities of our President and Chief Executive Officer, Kenneth K. Rieth, our Chief Financial Officer, Peter C. Canepa, and our other executive officers. Our business and operations to date chiefly have been implemented under the direction of these individuals, who presently are, and in the future will be, responsible for the implementation of our anticipated plans and programs. The loss or unavailability of the services of one or more of our principal executives would have an adverse effect on us. Given our present financial condition, we may encounter difficulty in our ability to recruit and ultimately hire any replacement or additional executive officers having similar background, experience and qualifications as those of our current executive officers.

OUR BUSINESS COULD BE MATERIALLY ADVERSELY AFFECTED AS A RESULT OF WAR OR ACTS OF TERRORISM.

      Terrorist acts or acts of war may cause damage or disruption to our employees, facilities, customers and partners, which could have a material adverse effect on our business, results of operations or financial condition. Such conflicts may also cause damage or disruption to transportation and communication systems and to our ability to manage logistics in such an environment, including receipt of materials and distribution of products.

OUR STOCK PRICE IS VOLATILE.

      Our stock price, like that of other small cap companies, is subject to significant volatility because of factors such as quarterly variations in our operating results, changes in revenue or earnings estimates by the investment community and speculation in the press or investment community. In addition, our stock price is affected by unfavorable global economic and market conditions. If such conditions deteriorate, our stock price could decline.

THERE IS NO ASSURANCE THAT WE WILL REMAIN LISTED ON AN ACTIVE TRADING MARKET.

      Although our common stock is quoted on the American Stock Exchange, there can be no assurance that we will, in the future, be able to meet all the requirements for continued quotation thereon. In the absence of an active trading market or if our common stock cannot be traded on the American Stock Exchange, our common stock could instead be traded on the Electronic Bulletin Board or in the Pink Sheets. In such event, the liquidity and stock price in the secondary market may be adversely affected. In addition, in the event our common stock was delisted, broker-dealers have certain regulatory burdens imposed upon them which may discourage broker-dealers from effecting transactions in our common stock, further limiting the liquidity of our common stock.

WE HAVE A HISTORY OF OPERATING LOSSES, ANTICIPATE INCURRING LOSSES FOR THE FORESEEABLE FUTURE AND MAY NEVER BECOME PROFITABLE.

      For the fiscal year ending August 31, 2004, we had operating loss of approximately $8,241,000. For each of the quarterly periods ending November 31, 2004, February 28, 2005 and May 31, 2005, we had operating losses of approximately $464,000, $427,000 and $776,000, respectively.

      The report of the Company's auditors with respect to their examination of the Company's financial statements for the year ended August 31, 2004 contains an explanatory paragraph relating to the preparation of the Company's financial statements on a "going concern" basis, and states that, the Company was not in compliance with its loan agreements, has suffered recurring losses from operations and has a retained deficit, that raise a substantial doubt about the Company's ability to continue as a going concern. At August 31, 2004, our total current liabilities exceeded our total current assets by approximately $6,954,000. At August 31, 2004, we had an accumulated deficit of approximately $10,646,000. At May 31, 2005, our total current liabilities exceeded our total current assets by approximately $1,048,000. At May 31, 2005, we had an accumulated deficit of approximately $12,315,000. While our management has addressed the conditions which have left substantial doubt about our ability to continue as a going concern, there is no certainty that we will be successful in implementing any of the plans of management to restore us to profitability or to otherwise ensure that we will be able to continue as a going concern.

                       WHERE YOU CAN FIND MORE INFORMATION

      We have filed with the Commission a registration statement under the Securities Act of 1933, as amended, with respect to the shares of common stock offered hereby on Form S-1. This prospectus is a part of that registration statement. The rules and regulations of the Commission allow us to omit some information included in the registration statement from this document.

      In addition, we file reports, proxy statements and other information with the Commission under the Securities Exchange Act of 1934, as amended. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. You may read and copy this information at the following location of the Commission:

                        Public Reference Section
                        Room 1024
                        450 Fifth Street, N.W.
                        Judiciary Plaza
                        Washington D.C.  20549

      The Commission maintains an Internet World Wide Web site
(http://www.SEC.gov) that contains our reports, proxy statements and other information about us and other companies who file electronically with the Commission.

           OUR COMMON STOCK IS TRADED ON THE AMERICAN STOCK EXCHANGE.

      We have not authorized anyone to give any information or make any representation about us that differs from, or adds to, the information in this document or in our documents that are publicly filed with the Commission. Therefore, if anyone does give you different or additional information, you should not rely on it.

      If you are in a jurisdiction where it is unlawful to offer to exchange or sell, or to ask for offers to exchange or buy, the securities offered by this document or to ask for proxies, or if you are a person to whom it is unlawful to direct these activities, then the offer presented by this document does not extend to you.

      The information contained in this document speaks only as of its date unless the information specifically indicates that another date applies.

                           FORWARD-LOOKING INFORMATION

      Some of the statements contained in or incorporated by reference in this prospectus discuss our plans and strategies for our respective businesses or state other forward-looking statements, as this term is defined in the Private Securities Litigation Reform Act of 1995. The words "anticipate," "believe," "estimate," "expect," "plan," "intend," "should," "seek," "will," and similar expressions are intended to identify these forward-looking statements, but are not the exclusive means of identifying them. These forward-looking statements reflect the current views of our management. However, various risks, uncertainties and contingencies could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, these statements, including the following:

      -   our success or failure to implement our business strategies; and

      -   other factors discussed under the heading "Risk Factors;" and

      -   elsewhere in this prospectus.

      We assume no obligation to update any forward-looking statements contained in this prospectus, whether as a result of new information, future events or otherwise. For a discussion of important risks of an investment in our securities, including factors that could cause actual results to differ materially from results referred to in the forward-looking statements, see "Risk

Factors" on page 4. You should carefully consider the information set forth under the caption "Risk Factors." In light of these risks, uncertainties and assumptions, the forward-looking events discussed in or incorporated by reference in this prospectus might not occur.

                  USE OF PROCEEDS AND EXPENSES OF THE OFFERING

      We will not receive any of the proceeds from the sale of the shares offered by Laurus. We will receive a maximum of approximately $6,500 from the exercise of the option rights, assuming all of the options are exercised for cash and in full, of which there can be no assurance. Any proceeds received by us in connection with the exercise of the option rights will be used for working capital and general corporate purposes. With the exception of any brokerage fees and commission which are the obligation of Laurus, we are responsible for the fees, costs and expenses of this offering which are estimated to be $75,000, inclusive of our legal and accounting fees, printing costs and other miscellaneous fees and expenses.

      The conversion and exercise of the conversion and options rights hereunder will result in the discharge of indebtedness under the Agreements to the extent debt outstanding under the convertible minimum borrowing notes, convertible revolving note, or convertible term note is reduced thereby. Debt outstanding under the convertible term note accrues interest at the prime rate (as published in the Wall Street Journal from time to time) plus 4% and debt outstanding under the convertible minimum borrowing notes and convertible revolving note accrues interest at the prime rate (as published in the Wall Street Journal from time to time) plus 1.25%; provided, however, that in each instance such interest rates shall not be less than 6.50%. Each of the notes will mature on May 17, 2008. The proceeds received in connection with the debt incurred pursuant to the Agreements were used as follows:

                  PROCEEDS RECIPIENT                                                     AMOUNT
----------------------------------------------------------------------------        -----------------
Riviera Tool Company (working capital and general corporate purposes)               $    1,212,526.90

Comerica Bank (extinguishment of debt)                                              $    4,290,847.73

Laurus Capital Management, L.L.C. (Management Fees)                                 $      475,200.00

The HillStreet Fund II, L.P. (extinguishment of debt)                               $    3,208,166.67

HillStreet Capital II (extinguishment of debt)                                      $        6,758.70

Laurus Capital Management, L.L.C. (Due Diligence and Documentation Fees)            $       35,000.00

                           RECENTLY ISSUED SECURITIES

      The conversion and exercise prices for the conversion and option rights issued by us were a function of the market price for our common stock at or about the time each transaction was consummated, computed on the basis of the average high and low prices per share of our common stock on the American Stock Exchange for the ten days ending on May 16, 2005, as quoted on Bloomberg, and arms length negotiations with Laurus.

      On May 17, 2005, we entered into the Agreements with Laurus pursuant to which:

            - Laurus provided us with a term loan in the aggregate principal amount of $3.2 million;

            - Laurus provided us with a revolving credit facility with a maximum availability of $10.0 million; and

            - we granted Laurus the option to purchase 650,000 shares of our common stock.

      We received net proceeds at the closing in the amount of $1,212,526.90, after extinguishing indebtedness owed to Comerica Bank ("Comerica") and The HillStreet Fund II, L.P. ("HillStreet") and deducting certain legal fees and expenses associated with the Laurus transactions.

      The conversion rights and option rights are exercisable at any time until the maturity date of the term loan and revolving loans. Adjustments in the price and number of common shares issued to Laurus pursuant to the conversion rights and option rights may be made under any of the following circumstances:

      - if we, at any time while the conversion rights and option rights are unexpired and not exercised in full, by reclassification or otherwise, change the common stock into the same or a different number of securities of any class or classes;

      - if we, at any time while the conversion rights and option rights are unexpired and not exercised in full, subdivide outstanding shares of our common stock into a greater number of shares;

      - if we, at any time while the conversion rights and option rights are unexpired and not exercised in full, combine outstanding shares of our common stock into a smaller number of shares of common stock; and

      - if we, at any time while the conversion rights and option rights are unexpired and not exercised in full, issue any shares of our common stock or securities convertible into common stock to a person other than Laurus (except as listed in the bullet points above or pursuant to options that may be issued under any employee incentive stock option and/or any qualified stock option plan adopted by us).

      In addition, the exercise price of each of the conversion rights and option rights shall be adjusted for any dilutive issuances whereby the exercise price shall be reduced to the weighted average per share offering price of such dilutive issuance.

      On July 7, 2005, we received approval from the American Stock Exchange for listing of an additional 754,492 shares of our common stock, such shares representing the maximum number of shares of our common stock currently issuable to Laurus. We will seek American Stock Exchange approval for the balance of shares issuable in connection with the Agreements at an appropriate time in the future.

Right of First Refusal

      Prior to the incurrence of any additional indebtedness convertible into common stock, and/or the sale or issuance of any convertible equity interests by us, Laurus shall have a right of first refusal with regard to providing such financing on similar terms. Such right of first refusal shall be implemented in accordance with the Agreements.

Registration Rights

      In connection with the Agreements, we entered into a Registration Rights Agreement with Laurus on May 17, 2005 (the "Registration Rights Agreement") pursuant to which we agreed to provide Laurus with registration rights for their shares of our common stock. Under the terms of the Registration Rights Agreement, we are obligated to file an additional registration statement registering the resale of shares of the common stock issuable upon the exercise of conversion rights granted pursuant to an additional minimum borrowing note evidencing an aggregate principal amount of up to $2,000,000 of loans made pursuant to an additional minimum borrowing note. If the registration statement is not filed within 60 days following the date of the funding of such additional tranches of loans, or declared effective within 60 days thereafter, or if the registration is suspended other than as permitted in the Registration Rights Agreement, we are obligated to pay Laurus certain fees and certain obligations may be deemed to be in default.

4.99% Limitation

      Under the terms of our Agreements with Laurus, the number of shares to be obtained upon exercise of the conversion rights or option rights cannot exceed the number of shares that, when combined with all other shares of common stock and securities then owned by Laurus, would result in Laurus owning more than 4.99% of our outstanding common stock at any given point of time (or 19.99% in the event that such limitation is suspended upon the occurrence of an "event of default" under any of the Agreements or any other transaction agreements).

                   MARKET PRICES OF RIVIERA TOOL COMMON STOCK

      Our common stock is listed and traded on the American Stock Exchange. Our common stock commenced trading on the American Stock Exchange on March 7, 1997, through an initial public offering of our common stock. Prior to that date, there was no public market for our common stock. The following table sets forth the high and low closing bid quotations per share on the American Stock Exchange, based upon information supplied by The Wall Street Journal.

  FISCAL PERIOD                     MARKET PRICE
--------------------                ------------
                                        HIGH           LOW
                                    ------------  -----------
2003:
First Quarter                       $     1.49    $      1.04
Second Quarter                            2.45           1.01
Third Quarter                             3.55           1.75
Fourth Quarter                            5.10           2.81

2004:
First Quarter                       $     5.10    $      3.10
Second Quarter                            5.70           3.66
Third Quarter                             4.99           3.16
Fourth Quarter                            3.70           1.86

2005:
First Quarter                       $     2.60    $      1.75
Second Quarter                            2.05           1.05
Third Quarter                             1.69           1.05

      On July 14, 2005, the last reported sale price of our common stock on the American Stock Exchange was $1.12.

      We have not historically paid cash dividends on our common stock. The payment of common stock cash dividends is within the discretion of our Board of Directors, with prior written consent of Laurus; however, in view of the current working capital needs and in order to finance future growth, it is unlikely that we will pay any cash dividends on our common stock in the foreseeable future.

                                  OUR BUSINESS

      GENERAL

      We are a designer and manufacturer of large scale, complex stamping die systems used to form sheet metal parts. Most of the stamping die systems sold by us are used in the production of automobile and truck body parts such as roofs, hoods, fenders, doors, door frames, structural components and bumpers. The following table sets forth our sales (in millions) and percentage of total sales by major customers, DaimlerChrysler, Ford Motor Company, General Motors Corporation, Mercedes-Benz and BMW (the "OEM's") in fiscal years 2002, 2003 and 2004.

                                                                     YEAR ENDED AUGUST 31,
                                                   ---------------------------------------------------------------
                  CUSTOMER                                2002                    2003                   2004
----------------------------------------------     ----------------        ---------------        ----------------
                                                   AMOUNT        %         AMOUNT       %         AMOUNT       %
                                                   ------      ----        ------     ----        ------      ----
Suppliers of Mercedes-Benz....................     $   --        --%       $ 19.2       56%       $ 20.8        84%
BMW...........................................        0.6         4           0.3        1            --        --
Suppliers of BMW..............................        0.6         4           3.0       10            --        --
DaimlerChrysler AG............................        0.9         6           1.9        6           0.2         1
Suppliers of DaimlerChryslerAG................        0.2         1           1.0        1           0.3         1
Ford Motor Company............................         --        --           0.9        1            --        --
Suppliers of Ford Motor Co....................        0.8         6           2.4        7            --        --
General Motors Corporation....................        8.5        61           0.5        2           0.9         4
Suppliers of General Motors Corporation.......        0.6         4           0.2       --           0.5         2
Other auto and  truck manufacturers
       and  their suppliers...................        1.8        14           4.7       16           2.0         8
                                                   ------      ----        ------     ----        ------      ----
       Total Sales............................     $ 14.0       100%       $ 34.1      100%       $ 24.7       100%
                                                   ======      ====        ======     ====        ======      ====

      We were originally incorporated in 1967 and were incorporated in our present form in 1988, under the laws of the State of Michigan.

INDUSTRY TRENDS

      The principal factor affecting tooling demand is the level of capital spending by our customers on manufacturing equipment for use in the production of new products or models and, in our case, predominantly the automotive industry. The market for U.S. produced tooling has both cyclical and structural factors that create tooling product demand.

      The cyclical factors are associated with the consumer demand levels as well as capital spending in various end-use sectors. Generally, tooling sales are less dependent on the level of automotive unit sales, but are more dependent on the introduction of new and updated product designs into the marketplace. The introduction of a new automotive model creates a demand for new tooling. This new tooling then creates the product parts that are assembled into the new models. Some slight variations in the production platform, such as changes to the drive train of an automobile, may involve no new tooling but may entail slight modifications in existing tooling in order to allow the production of components with these minor modifications. For the most part, the vast majority of new models require completely new tooling.

      The structural factors affecting automotive tooling demand include the OEMs trend to shorter product cycles (30-36 month product cycle) as well as compressed tooling lead times (9-12 months). Additionally, the implementation of globalized manufacturing strategies, including the increasing competitiveness of foreign toolmakers, as well as the capture of domestic industry production share by offshore-based firms, affect domestic automotive tooling demand.

PRODUCTS AND SERVICES

      Dies. Our dies are used in the high-speed production of sheet metal stamped parts and assemblies. Production of such parts is a multiple step process involving a series of dies. Typically, the first die is used to cut the appropriate size metal blank from a sheet or coil of steel. The next die draws the metal blank into its primary shape and subsequent dies are used to bend edges or corners, create flanges, trim-off excess metal and pierce assembly holes. A customer usually orders only one series of dies for each separate part. Normally, the dies do not require replacement due to usage because the life of well-maintained dies is sufficient to carry production to the point when styling changes dictate production of new dies. The dies manufactured by us generally include automation features, adding to the complexity of design and construction. These automation features facilitate rapid introduction and removal of the work piece or raw material into and out of the die, thereby increasing production speeds and reducing labor cost for part manufacturers.

      Engineering of Product and Process. As the OEMs continue their efforts to reduce lead times of new model launches, we produce concurrently, rather than sequentially, many of our tool designs and manufacturing processes. In certain instances, before the final design by the customer is complete, we already have ordered many of the raw materials, such as steel, and may have begun various machining operations. Typically, we will receive part data or descriptions in the form of electronic files, which the customer wants us to use in developing a tool to produce that part. The tool design is then created by us, utilizing computer aided-design ("CAD") software. We then utilize computer software that simulates the metal-forming process within the die. This simulation data is then utilized in final die design to reduce the need for expensive and time-consuming reworking of the die during the tryout process. Upon completion of tool design, we develop the computer programs (computer-aided-manufacturing ("CAM") software) which drive the cutter paths on the machine tools. These machine tools fabricate many components for the tool. A variety of machine tools are utilized to cut and polish the various parts and surfaces of the tool, including our high-speed machining centers and 5-axis machining centers, all of which are computer-numerically-controlled ("CNC"). The process of utilizing high-speed CNC machining centers reduces the traditional requirement for expensive and time-consuming hand finishing. After the tool components are produced or purchased, they are assembled and fitted together.

      Prototype Tooling and Parts. Prototype tooling and parts are utilized during the design phase of new models. The automobile manufacturers validate the fit and function of the respective components and assemblies and the repeatability of the respective production processes using these tools. The parts manufactured from prototype tools are also often used in crash testing.

      Typically, prototype tools associated with the primary metal forming operations are manufactured from an alloy casting or mild steel and subsequently machined using the mathematical database and related CNC programs. After machining, the prototype tools are assembled and tested to validate the integrity and repeatability of the final manufacturing process. The results of the validation process are incorporated into the mathematical database, which will then be used to manufacture the final production tools. After testing the primary forming operations, prototype parts are manufactured using special means, such as computerized laser-cutting machines, to trim off excess scrap and to incorporate various slots and holes. These parts are then sent to the automobile manufacturers for further testing and evaluation. The results of this testing and evaluation may require the incorporation of additional design and manufacturing process modifications prior to construction of the production tooling.

MANUFACTURING

      The manufacturing process starts when we are awarded a tooling contract. The engineering process commences when an electronic "model" of the part to be produced is transmitted to us as a mathematical database or electronic files. Our engineers use the mathematical database to generate computer-aided die designs and die face cutter path programs. These cutter path programs are used by the machine tools to manufacture the inner workings of the die. Most material is removed and the cutting is done by CNC machine tools, which utilize the computer-generated cutter path programs to cut and polish the various parts of the tool. After the tool components are produced or purchased, they are assembled and fitted together. Finally, after the die is constructed, we produce a "tryout" or run of parts. These parts are then evaluated statistically for process repeatability and dimensional validation on our coordinate measuring machine. During this automated validation process, the tool is statistically compared to the mathematical database.

      On average, 10 months elapse from the time we are awarded a contract until the final set of dies is shipped to the customer.

QS 9000/TE CERTIFICATION

      We are certified under the Tooling and Equipment Supplement ("TE Supplement") QS-9000 and ISO-9000 Quality Standards. The TE Supplement/QS-9000 standard was developed jointly by DaimlerChrysler, Ford, and General Motors to establish a single set of quality requirements for their tooling suppliers. ISO 9000 is an international quality standard for all industries.

      The TE Supplement has become the international standard of all quality systems in the tooling industry, designed to ensure that systems are in place to prevent defects from occurring in the design, manufacturing and validation phases of our processes. We, by receiving the TE Supplement/QS-9000 certification, have demonstrated that our quality systems are in place to meet customer requirements.

RAW MATERIALS

      The steel, castings and other components utilized by us in the manufacturing process are available from many different sources and we are not dependent on any single source. We typically purchase our raw materials on a purchase order basis as needed and have generally been able to obtain adequate supplies of raw materials for our operations.

MARKETING AND SALES

      Our marketing emphasis is on DaimlerChrysler (including Mercedes Benz), Ford, General Motors, and BMW and their respective tier one suppliers. We maintain relationships with DaimlerChrysler (including Mercedes-Benz), Ford, General Motors, and BMW that directly accounted for approximately 5%, in the aggregate, of our revenues in 2004. For the year ended August 31, 2004, DaimlerChrysler, Ford, General Motors, Mercedes-Benz, BMW and their respective tier one suppliers accounted for approximately 92%, in the aggregate, of our revenues. For the year ended August 31, 2003, DaimlerChrysler, Ford, General Motors, Mercedes-Benz and BMW and their respective tier one supplier directly accounted for 84%, in the aggregate, of our revenues.

      We typically sell our tooling systems to either OEMs directly or to manufacturers of products under contract with such OEMs (tier one suppliers). Sales efforts are conducted primarily by our Vice President of Sales, President, senior management and project management personnel. Frequent contact is made with domestic and foreign automobile manufacturers, their purchasing agents, and platform managers and tier one suppliers. Typically, our sales process begins when a package or request for quotation is received from the tier one supplier or OEM. Generally, we recommend process and design changes to improve the cost and quality of a product. We maintain a computer database with historical information regarding dies we have previously manufactured. This database assists us in quoting prices for dies and enables us to respond to most quotation requests quickly and accurately. If a customer decides to accept our quotation, a purchase order is issued subject to price adjustments for engineering changes as requested by the customer. Bids generally are awarded based on technological capability, price, quality and past performance.

BACKLOG AND SEASONALITY

      Our backlog of awarded contracts, which are all believed to be firm, was approximately $11.0 million and $7.6 million as of May 31, 2005 and 2004, respectively. We expect all backlog contracts will be reflected in sales during fiscal years ended August 31, 2005 and 2006. Our sales of stamping dies do not follow a seasonal pattern; however, the timing of new model introductions and existing model restyling tooling programs are dependent on DaimlerChrysler, Ford, General Motors, Mercedes-Benz, BMW and their respective introduction of new models.

COMPETITION

      Large, complex automotive stamping dies are manufactured primarily by three supplier groups: a) domestic independent tool and die manufacturers, b) foreign independent tool and die manufacturers, and c) captive or in-house tool and die shops owned and operated by OEMs.

      The independent tool and die manufacturer industry has significant barriers to entry, which can reduce competition in the large-scale die market. These barriers include the highly capital intensive and technically complex requirements of the industry. Additionally, attracting and retaining employees skilled in the use of advanced design and manufacturing technology is a multi-year process. A new competitor most likely would lack much of the credibility and historical customer relationships that take years to develop.

      Finally, the OEMs maintain in-house, captive tool and die capacity in order to meet a portion of their needs. General Motors, for example, maintains the largest captive capacity and, based on estimates from various trade publications, supplies an estimated 75-80% of its own die construction needs. Ford produces approximately 50% and DaimlerChrysler 25% of their own respective needs. Independent suppliers, like us, tend to have a competitive advantage over the OEMs' in-house die shops due to the OEMs' higher cost structure.

      With the advent of simultaneous engineering in the automobile industry, proximity of the OEMs' design engineers may influence the placement of contracts. However, foreign competition may have certain advantages over domestic die manufacturers including lower capital costs, currency exchange advantages, government assistance and lower labor costs.

SIGNIFICANT CUSTOMERS

      We maintain relationships with DaimlerChrysler, Ford, General Motors, Mercedes-Benz and BMW, which directly accounted for approximately 5%, in the aggregate, of our revenues in 2004. For the year ended August 31, 2004, DaimlerChrysler, Ford, General Motors, Mercedes-Benz and BMW and their respective tier one suppliers accounted for approximately 92%, in the aggregate, of our revenues.

EMPLOYEES

      Our work force consists of approximately 135 full-time employees, of which approximately 30 are managerial and engineering personnel. The balance consists of hourly employees engaged in manufacturing and indirect labor support. Included among these hourly workers are approximately 85 skilled tradesmen who are either journeymen tool and die makers or machinists. None of our employees are covered by a collective bargaining agreement. We have not experienced any work stoppages and consider our relations with our employees to be good. We have a discretionary contribution 401(K) plan. We have no pension liabilities arising from any defined benefit plan.

ENVIRONMENTAL MATTERS

      We are subject to environmental laws and regulations concerning emissions to the air, discharges to waterways, and generation, handling, storage, transportation, treatment and disposal of waste materials. We also are subject to other Federal and state laws and regulations regarding health and safety issues. We believe that we are currently in material compliance with applicable environmental and health and safety laws and regulations.

                             DESCRIPTION OF PROPERTY

      Our facilities are located in Grand Rapids, Michigan, and consist of approximately 177,000 square feet of space, of which 28,000 square feet is utilized for office, engineering and employee service functions. Constructed in 1989, the facility is leased with a lease term expiring in 2018. The facility lease provides for annual payments of $944,847 plus an escalation of base rent of approximately $.14 per square foot. We have an option to renew this lease for an additional ten-year term at a rate based upon the then prevailing market rates for similar properties. We believe our facilities are modern, well maintained, adequately insured and suitable for their present and intended uses.

                                LEGAL PROCEEDINGS

Gestamp Alabama, et al v Riviera, et al

      On February 14, 2005, Gestamp Alabama ("Gestamp"), the alleged successor to Oxford Automotive, Inc. ("Oxford") brought a civil action against Riviera in the Circuit Court for the County of Kent, State of Michigan, Case No. 05-01520-CK, seeking a right to immediate possession of certain tooling for use on Mercedes-Benz automobiles ( "the Tooling"), as well as unspecified damages. On February 25, 2005, Mercedes-Benz U.S. International, Inc. ("MBUSI") intervened in and was added to the litigation aligned as a Plaintiff, and sought virtually identical relief as that sought by Gestamp. On February 25, 2005, a hearing was scheduled on Gestamp's motion for immediate possession ("the Motion"). Shortly before the hearing on the Motion, the parties reached an agreement that the Motion would be resolved on the following terms: (1) MBUSI would pay Riviera by wire transfer the sum of $3,375,000 without prejudice to the rights of any of the parties with respect to any claims asserted in the litigation; (2) Riviera would permit MBUSI to take immediate possession of the Tooling that was the subject of the Motion; (3) Riviera would execute a bill of sale for the Tooling; (4) MBUSI and Gestamp would earmark up to $500,000.00, over which they would retain complete control, to pay the legitimate claims asserted by Riveria's sub-contractors or trade creditors incurred in connection with work performed by Riviera on Oxford, Gestamp or MBUSI's work, without prejudice to the rights of the parties to assert any of the claims in the litigation; and (5) upon reasonable notice to Riviera, MBUSI would be entitled to immediate possession and use of other tools, dies, component parts and related accessories that Riviera has used to make MBUSI parts.

      The obligations set forth above have been fulfilled, and certain creditors have been paid portions of the $500,000 earmarked by MBUSI and Gestamp.

      Riviera has denied any further entitlement to relief by Gestamp and MBUSI in its responsive pleadings, and has asserted a counter-claim for damages for work that Riviera has done for MBUSI or Oxford for which payment has not been received. The

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

damages sought by Riviera include recovery of additional sums that are due and owing to Riviera's sub-contractors or trade creditors in connection with this work, which amounts to approximately $3 million.

      One of Riviera's sub-contractors, Eclipse Tool and Die, Inc. ("Eclipse"), was also named as a defendant in this action. Eclipse has filed a crossclaim against Riviera and counterclaims against Gestamp and Mercedes seeking recovery of approximately $900,000 for work that it performed for Riviera, Oxford and MBUSI. Eclipse is also seeking to exercise lien rights, but that will have no effect on Riviera.

      Another of Riviera's sub-contractors, True Industrial Corporation ("True"), was also named as a defendant in this action. True has filed a separate lawsuit against Riviera and counterclaims against Gestamp and Mercedes seeking recovery of approximately $409,000 for work that it performed for Riviera, Oxford and MBUSI.

      Another of Riviera's sub-contractor's, Ronart Tool Company was also a named defendant in this action. Ronart's claim has been satisfied by MBUSI and has been dismissed from the litigation.

      Subsequent to May 31, 2005, the Company reached a preliminary settlement with MBUSI and Gestamp whereas the above litigation will be resolved without significant adverse effect to the Company.

    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
                                 OF OPERATIONS

      The matters discussed in this Management's Discussion and Analysis of Financial Condition and Results of Operations contain certain forward-looking statements. For this purpose, any statements contained in this report that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as "may", "will", "expect", "believe", "anticipate", or "continue", the negative or other variation thereof, or comparable terminology, are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending upon a variety of factors, including continued market demand for the types of products and services produced and sold by us.

GENERAL OVERVIEW

      We are a designer and manufacturer of large scale, complex stamping die systems used to form sheet metal parts. Most of the stamping die systems, sold by us, are used in the high-speed production of automobile and truck body parts such as doors, frames, structural components and bumpers. A majority of our sales are to DaimlerChrysler, Ford Motor Company, General Motors Corporation, Mercedes-Benz, BMW and their tier one suppliers of sheet metal stamped parts and assemblies.

RECENT DEVELOPMENTS

      On May 17, 2005 we entered into the Agreements with Laurus. Pursuant to the Agreements, Laurus agreed to provide us with a convertible term loan in the aggregate principal amount of $3.2 million and a convertible revolving credit facility with a maximum availability of $10.0 million. Each of the term loan and any loans under the revolving facility are convertible by Laurus into shares of our common stock at an initial rate of $1.66 per share. The term loan shall accrue interest at the prime rate (as published in the Wall Street Journal from time to time) plus 4% and loans under the revolving credit facility shall accrue interest at the prime rate (as published in the Wall Street Journal from time to time) plus 1.25%; provided, however, that in each instance such interest rates shall not be less than 6.50%. The Agreement is subject to certain restrictions and various covenants, including a borrowing base formula of ninety percent of eligible accounts receivable and fifty percent of the lesser of work-in-process inventory or $5 million. Concurrent with the consummation of the transactions contemplated by the Agreements, we requested, and Laurus agreed to lend, an initial draw under the revolving facility of $6,031,000 (which amount includes an overadvance of $2.0 million). In addition, we agreed to issue to Laurus an option to purchase 650,000 shares of our common stock at an exercise price of $.01 per share.

      Laurus agreed that it shall not convert either the term loan or any loans under the revolving facility into shares of our common stock in amounts that would cause Laurus' aggregate beneficial ownership of our common stock to exceed 4.99% at any given time (or 19.99% in the event that such limitation is suspended upon the occurrence of an "event of default" under any of the Agreements or any other transaction agreements). The Agreements contain customary terms and conditions, including, but not limited to the registration, within 120 days from the date of the Agreements, of shares of our common stock issuable

      (i)   upon exercise of the option,

      (ii)  upon conversion of the term loan and

      (iii) upon conversion of up to $4.0 million under the revolving facility.

      We used the proceeds from the term loan and the revolving credit facility to extinguish in full our indebtedness owed to Comerica Bank, our former senior secured lender, and The HillStreet Fund II, L.P., our former subordinated secured lender, as well as for general working capital purposes. In connection with the transactions described above, Laurus received fees and was reimbursed by us for its expenses in the aggregate amount of $510,200.

CRITICAL ACCOUNTING POLICIES

      Management's Discussion and Analysis of Financial Condition and Results of Operations is based upon our Financial Statements. These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. These principles require the use of estimates and assumptions that affect amounts reported and disclosed in the financial statements and related notes. The accounting policies that may involve a higher degree of judgment, estimates and complexity include revenue recognition using percentage of completion estimates and the assessment of asset impairments. We use the following methods and assumptions in our estimates.

- Revenue recognition - We recognize revenue on time and material contracts utilizing the completed-contract method. Revenue is recognized on all other contracts utilizing the percentage-of-completion method. Under the completed-contract method, the contract is considered complete when all costs except for insignificant items have been incurred and the product has been approved by the customer. Under the percentage-of-completion method, estimated contract earnings are based on total estimated contract profits multiplied by the ratio of labor hours incurred to total estimated labor hours on the contract. Provisions for total estimated losses on contracts in process are recognized in the period such losses are determined. Changes in job performance, conditions and estimated profitability may result in revisions to costs and income and are recognized in the period such revisions are determined.

- Net book value of long-lived assets - We periodically review the carrying value of our long-lived assets held and used. This review is performed using estimated future cash flows. If the carrying value of a long-lived asset is considered to be impaired, an impairment charge is recorded for the amount that the carrying value of the long-lived asset exceeds our fair value.

NEW ACCOUNTING STANDARDS

      In December, 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") N. 123 (R), "Share-Based Payments" that will require compensation costs related to share-based payment transactions to be recognized in the financial statements. With limited exceptions, the amount of compensation cost will be measured based on the grant date fair value of the equity or liability instruments issued. In addition, liability awards will be re-measured each reporting period. Compensation costs will be recognized over the period that an employee provides services in exchange for the award. SFAS No. 123 (R) replaces SFAS No. 123, "Accounting for Stock-Based Compensation", and supercedes Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. SFAS No. 123 (R) becomes effective at the beginning of our fiscal year ending August 31, 2006. We expect that the impact of adopting SFAS No. 123 (R) will not be material.

      In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 requires certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity to be classified as liabilities. Many of these instruments previously were classified as equity or temporary equity and as such, SFAS No. 150 represents a significant change in practice in the accounting for a number of mandatory redeemable equity instruments. SFAS No. 150 is effective for all financial instruments created or modified after May 31, 2003, and to other instruments at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 had no significant impact on our financial statements.

BASIS OF PRESENTATION

      The accompanying unaudited interim financial statements of Riviera Tool Company (the "Company") have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, the interim financial statements do not include all the information and footnotes normally included in the annual financial statements prepared in accordance with generally accepted accounting principles.

      In the opinion of management, the Financial Statements reflect all adjustments (consisting only of normal recurring adjustments) necessary to present fairly such information in accordance with generally accepted accounting principles. These interim financial statements should be read in conjunction with the financial statements and footnotes thereto included in the Company's Form 10-K, as amended, for the fiscal year ended August 31, 2004.

      The results of operations for the nine-month period ended May 31, 2005, may not be indicative of the results to be expected for the full year.

      The accompanying annual financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. During fiscal 2004, we sustained a loss from operations of $7,363,027 and a net loss of $8,241,478. This loss resulted in an accumulated deficit of $10,646,487 as of August 31, 2004. Further, we were not in compliance with the covenants of our long-term loan agreement with Comerica Bank causing our debt to be classified as current in the financial statements. Our agreement was extended to December 31, 2004. This long-term indebtedness was replaced by the credit facilities provided by Laurus.

      We believe that the new credit facilities and the funds generated from operations will be sufficient to cover anticipated cash needs through fiscal 2005. However, depending on the level of future sales, terms of such sales, financial performance and cash flow of existing contracts, such financing may not be sufficient to support ongoing operations. Therefore, we may be required to seek additional sources of funding.

IMPAIRMENT OF LONG-LIVED ASSETS

      We review long-lived assets for impairment if changes in circumstances or the occurrence of events suggest the remaining value may not be recoverable. An asset is deemed impaired and written down to its fair value if estimated related total future undiscounted cash flows are less than its book (carrying) value. In performing our evaluation of long-lived assets for impairment, we utilized undiscounted cash flow based on the assets estimated remaining useful lives. In developing the projections, we estimated revenues for each year and estimated resulting margins based upon various assumptions including future market pricing trends and historical financial costs. The analysis concluded that the estimated total undiscounted future cash flows were in excess of the carrying value of long-lived assets. Had the analysis concluded that the total undiscounted future cash flows been below the carrying value, an impairment charge of the difference between the carrying value and the lower of the total discounted cash flows or fair value would have been recorded.

RESULTS OF OPERATIONS

      The following discussion and analysis should be read in conjunction with our interim and annual Financial Statements and the Notes thereto included elsewhere in this prospectus.

COMPARISON OF THE THREE MONTHS ENDED MAY 31, 2005 TO THE THREE MONTHS ENDED MAY 31, 2004.

REVENUES - Revenues for the three months ended May 31, 2005 totaled $4.7 million as compared to $7.6 million for the three months ended May 31, 2004, a decrease of $2.9 million or 38%. This was a result of the Company beginning the third quarter of 2005 with a contract backlog of $10.0 million as compared to a $16.6 million contract backlog in 2004, a decrease of 40%. This lower backlog resulted in the Company incurring a 28% decrease in direct labor hours during the third quarter of 2005 when compared to 2004 and bringing about the decrease in third quarter revenues.

The Company's backlog of awarded contracts, which are all believed to be firm, was approximately $11.0 million and $7.6 million as of May 31, 2005 and 2004, respectively. The Company expects all backlog contracts will be reflected in sales during fiscal years ending August 31, 2005 and 2006.

COST OF SALES - Cost of goods sold decreased from $6.7 million for the third quarter of fiscal 2004 to $4.1 million for 2005 and, as a percent of sales, decreased from 88.6% for 2004 to 87.6% for 2005. Direct costs (materials and labor) decreased by $2.5 million, from $4.3 million for 2004 to $1.8 million for 2005. Engineering expense increased by $65,000 from $530,000 for 2004 to $595,000 for 2005. Lastly, of the cost of goods sold, manufacturing overhead decreased by $145,000 from $1.83 million for 2004 to $1.68 million for 2005. Additional details of these changes in cost of sales for the third quarter of fiscal 2004 and 2005 are as follows:

         o Direct materials expense decreased from $763,000 for 2004 to $660,000 for 2005, however, increased as a percent of sales from 10% to 14%. The dollar decrease was largely due to lower contract volume requirements and backlog mix during 2005 as compared to 2004. Outside services expense decreased from $1.9 million for 2004 to $94,000 for 2005 and as a percent of sales from 25.5% to 2.0%. This decrease was largely due to the

         Company incurring expense related to its outsourced contracts during the third quarter of 2004. The balance of the outside services expense decrease was due to lower sales volumes and corresponding decreases in outsourcing certain machining, die patterns, laser cutting, heat treat and outside design services.

         o Direct labor expense decreased from $1.7 million for 2004 to $1.1 million for 2005. However, as a percent of sales, direct labor increased from 22.0% to 23.5%. This change was a result of the Company incurring a 28% decrease in direct labor hours, from 82,000 hours in 2004 to 59,000 in 2005. Of the total direct labor expense, regular or straight time decreased by $269,000 however as a percent of sales, increased from 13.7% for 2004 to 16.4% for 2005 resulting from lower sales volume. Overtime expense decreased from $632,000 for 2004 to $303,000 for 2005 and as a percent of sales, from 8.3% for 2004 to 6.5% for 2005.

         o Engineering expense increased from $531,000, 7.0% of sales, for 2004 to $596,000, 12.7% of sales, for 2005. This was due to the Company's increased engineering requirements necessary to fulfill the design and project management portions of the Company's current contract backlog.

         o Manufacturing overhead was $1.68 million or 35.8% of sales for 2005 as compared to $1.8 million or 24.1% of sales for 2004. During 2005, decreases in manufacturing overhead were largely due to a $60,000 decrease in payroll tax expense, a $49,000 decrease in manufacturing supplies expense, a $24,000 decrease in utilities expense and a $20,000 decrease in medical insurance premiums. Although manufacturing overhead expense decreased the increase of 11.7%, as a percent of sales, was due to the decrease in sales volumes.

SELLING AND ADMINISTRATIVE EXPENSE - Selling and administrative expense increased from $480,000 for the third quarter of 2004 to $660,000 for 2005. As a percent of sales, selling and administrative expense increased from 6.3% for 2004 to 14.1% for 2005 due to the lower sales volume and increase in certain professional advisory fees of $222,000. The increase in professional and legal expenses related to the Company's primary lender requiring the Company to retain the services of a consulting company and the lender's legal counsel at the Company's expense. During the third quarter of 2005, such expenses totaled approximately $158,000. This increase was offset by decreases of $22,000 in public company expense and $20,000 in the State of Michigan Single Business tax.

INTEREST AND OTHER EXPENSE - Interest expense increased from $149,000 for 2004 to $696,000 for 2005. This increase was largely due to the Company's increased debt levels during the third quarter of 2005 as compared to 2004 at higher interest rates. In addition, during the third quarter of 2005, the Company retired the $3.0 million subordinated debt incurred during the fourth quarter of 2004. This subordinated debt was paid prior to scheduled retirement and the Company expensed approximately $304,000 of fees and expenses during the third quarter of 2005. These fees and costs were originally paid and capitalized and were being amortized over the original repayment amortization of six years.

COMPARISON OF THE NINE MONTHS ENDED MAY 31, 2005 TO THE NINE MONTHS ENDED MAY 31, 2004.

REVENUES - Revenues for the nine months ended May 31, 2005 totaled $14.2 million as compared to $24.2 million for the nine months ended May 31, 2004, a decrease of 41%. This was a result of the Company beginning the fiscal 2005 with a contract backlog of $2.4 million as compared to $26.6 million contract backlog in 2004, a decrease of 91%. This lower backlog resulted in the Company incurring approximately 186,000 shop floor hours as compared to 243,000 during the same period of 2004, a decrease of 57,000 hours or 23%.

COST OF SALES - Cost of goods sold decreased from $21.6 million for the nine months ended May 31, 2004 to $12.3 million for the nine months ended May 31, 2005, and as a percent of sales, cost of goods sold decreased from 89.4% for 2004 to 86.5% for 2005. Direct costs (materials and labor) decreased by $8.7 million, from $14.4 million for 2004 to $5.7 million for 2005. Engineering expense decreased by $320,000 from $1.9 million for 2004 to $1.6 million for 2005. Lastly, of the cost of goods sold, manufacturing overhead decreased by $300,000 from $5.3 million for 2004 to $5.0 million for 2005. Additional details of these changes in cost of sales for the nine months ended May 31, 2004 and May 31, 2005 are as follows:

         o Direct materials expense decreased from $3.5 million to $1.5 million for the first three quarters of 2004 and 2005, respectively. The decrease was largely due to lower contract volume requirements and backlog mix during 2005 as compared to 2004. Outside services expense decreased from $6.0 million for 2004 to $0.5 million for 2005 and as a percent of sales decreased from 24.9% to 3.7%. This decrease was largely due to the Company outsourcing certain manufacturing processes in an attempt to meet customer delivery dates while incorporating a high number of customer engineering changes to the tooling during the first nine months of 2004. These services largely consist of machining and laser cutting services.

         o Direct labor expense decreased from $4.9 million for 2004 to $3.6 million for 2005 however, as a percent of sales, direct labor expense increased from 20.4% to 25.7% as a result of lower revenues. The dollar change was a result of the Company incurring a 23% decrease in direct labor hours, from 243,000 hours in 2004 to 186,000 in 2005. Of the total direct labor expense, regular or straight time decreased by $757,000 however, as a percent of sales, increased from 13.0% for 2004 to 16.8% for 2005. Overtime expense decreased from $1.8 million for 2004 to $1.3 million for 2005, as a percent of sales, increasing from 7.4% for 2004 to 8.8% for 2005

         o Engineering expense decreased from $1.9 million for 2004 to $1.6 million for 2005 however, as a percent of sales, engineering expense increased from 7.8% to 11.0% as a result of lower revenues. The dollar decrease was due to the Company lowering the level of engineering personnel staffing required to fulfill the design and project management portions of contracts during the nine months of 2005 as compared to 2004.

         o Manufacturing overhead was $5.3 million or 22.0% of sales for 2004 as compared to $5.0 million or 35.4% of sales for 2005. During 2005, decreases in manufacturing overhead were largely due to a $133,000 decrease in manufacturing supplies expense, a $94,000 decrease in payroll tax expense and a $75,000 decrease in medical insurance premiums. These decreases were offset by a $30,000 increase in utilities expense. Although manufacturing overhead expense decreased, the increase of approximately 13.4% of manufacturing overhead, as a percent of sales, was largely due to the decrease in sales volumes.

SELLING AND ADMINISTRATIVE EXPENSE -. Selling and administrative expense increased from $1.4 million for the first three quarters of 2004 to $2.1 million for 2005. As a percent of sales, selling and administrative expense increased from 5.7% for 2004 to 14.8% for 2005. During 2005, increases in selling and administrative expense were largely due to a $680,000 increase in legal and professional expense, a $60,000 increase in travel expenses, a $39,000 increase in sales salaries and $14,000 in bad debt expense. These increases were offset by a $39,000 decrease in State of Michigan Single Business Tax expense and a $31,000 decrease in public company expenses.

The increase in professional and legal expenses related to the Company's primary lender requiring the Company to retain the services of a consulting company and the lender's legal counsel at the Company's expense. Through the third quarter, such expenses totaled approximately $511,000. The remaining increases in legal and professional expenses were incurred in regards to the Company's litigation.

INTEREST AND OTHER EXPENSE - Interest expense increased from $480,000 for 2004 to $1.5 million for 2005. This increase was largely due to the Company's increased debt levels during 2005 as compared to 2004 at higher interest rates. In addition, during the third quarter of 2005, the Company retired the $3.0 million subordinated debt incurred during the fourth quarter of 2004. This subordinated debt was paid prior to scheduled retirement and the Company expensed approximately $304,000 of fees and expenses during 2005. These fees and costs were originally capitalized and being amortized over the original repayment amortization.

FEDERAL INCOME TAXES - For the nine months ended May 31, 2005, the Company recorded a valuation allowance of approximately $440,000 to reduce its deferred tax assets resulting from income tax benefit. For the three months ended May 31, 2005, the Company recorded an increase in the deferred tax asset valuation allowance of approximately $136,000 to offset the income tax benefit.

LIQUIDITY AND CAPITAL RESOURCES
During the nine months ended May 31, 2005, the Company's cash flow from operating activities was $6.8 million. This largely resulted from a decrease of $10.5 million in accounts receivable, a $2.7 million increase in contracts in process and a $1.0 million decrease in accounts payable. From investing activities, the Company incurred an increase in other assets (cash surrender value of life insurance policies) of $24,000 and $254,000 in additions to property, plant and equipment. The Company used net cash from financing activities of $4.5 million. The cash from financing activities included the Company securing new senior financing with gross proceeds of $9.2 million. The Company applied $4.3 million to retire its previous senior debt facility with Comerica Bank, $3.2 million to retire its subordinated debt with Hillstreet, and $0.5 million in fees to Laurus. The net remaining funds, $1.2 million, was utilized for general working capital purposes.

The Company believes that the revolving line of credit and the funds generated from operations, will be sufficient to cover anticipated cash needs through fiscal 2005. However, depending on the level of future sales, and the terms of such sales, an expanded credit line or other financial instruments may be necessary to finance increases in trade accounts receivable and contracts in process. The Company believes it will be able to obtain such expanded credit line and/or other financing, if required.

On May 17, 2005, the Company entered into a new senior loan facility agreement with Laurus as evidenced by the Agreements. Pursuant to these Agreements, the Company received a Term Loan in the aggregate principal amount of $3.2 million as well as a Revolving Credit Facility with a maximum availability of $10.0 million. Each of the Term Loan and any loans under the Revolving Facility shall be convertible by Laurus into shares of the Company's common stock at a rate of $1.66 per share. In addition, as part of the agreement, the Company issued an option to purchase 650,000 shares of its Common Stock at an exercise price of $.01 per share.

The Company, in issuing an option for 650,000 shares at $.01 per share, triggered price protection provisions in previously issued warrants. Under the previous warrant agreements, if the Company issued warrants or options below the strike price of the warrants the exercise price of the outstanding warrants would adjust to the lower exercise price. The Company had previous warrants for 315,792 shares of common stock with 157,896 shares priced at an exercise price of $5.07 per share and 157,896 priced at $5.53 per share.

FISCAL 2004 COMPARED TO FISCAL 2003

REVENUE - Total revenue decreased from approximately $34 million in 2003 to $25 million in 2004, a decrease of 28%. This decrease was a result of us completing our significant tooling programs for a major European automaker for a sports utility vehicle and a new "crossover" vehicle to be manufactured in the United States. Our customer for these vehicles is the Tier 1 supplier to Mercedes-Benz for these particular vehicles. During the fourth quarter, we had significant difficulties in completing the contracts, which had a severe negative effect on revenue, cost of sales, and related earnings. We, due to many various circumstances, incurred significant cost overruns on many of the parts under the contracts. Many of these cost overruns involve customer timing changes, material specification changes and us outsourcing the completion of many dies to meet customer deadlines. All of the aforementioned issues resulted in us incurring approximately $4.0 million in additional outsourcing costs and $3.5 million in additional labor costs. We have accrued $5.2 million of estimated losses on these contracts and others as of August 31, 2004, and believes this reserve will be adequate to complete the contracts. The outsourcing costs were incurred as a result of us having certain "bottlenecks" in our production. These bottlenecks were a result of changes to material specifications combined with an increase in the number of engineering changes required. The material specification changes involved customer changes from a grade of steel we had previous experience with to a new grade of high-strength steel which, not only we had no experience working with, was also new to the customer. As a result of this new material, we could not simulate the flow of the steel in the dies. Due to the lack of historical data as to the material flow, we, in some cases, had to re-cut the dies up to eight times to get the part within specifications with this material. This created capacity constraints in our machining and tryout areas. As a result of these constraints, the customer required that we utilize specified outside die shops to complete certain dies, which were constructed internally. The customer decided that our internal capacity had become overburdened as a result of the rework being performed by us to obtain part specifications with the new high-strength steel. Had we not outsourced this work, the customer may have cancelled the contracts and charged us for all of the added costs incurred. In addition, the customer may have discontinued the scheduled progress payments, which would have caused severe cash-flow problems for us. Management took the position that by outsourcing this work directly the added costs were better controlled and prevented potential cash-flow difficulties.

Despite the aforementioned fourth quarter problems, we did realize an overall profit on these two programs. The total amount of revenue on these contracts was $43.0 million with a net margin of $0.2 million.

COST OF GOODS SOLD - Cost of goods sold decreased from $30.7 million for 2003 to $30.0 million for 2004. However, as a percent of sales, cost of goods sold increased from 90.1% for 2003 to 121.7% for 2004. Direct costs (materials and labor) decreased by $0.8 million, from $21.4 million for 2003 to $20.6 million for 2004. Engineering expense remained consistent at $2.4 million for both 2003 and 2004. Lastly, of the cost of goods sold, manufacturing overhead remained consistent at $7.0 million for 2004 versus $6.9 million for 2003. Additional details of these changes in cost of sales for 2003 and 2004 are as follows:

     o Direct materials expense decreased from $6.4 million for 2003 to $4.2 million for 2004 and as a percent of sales from 18.8% to 16.9%. This decrease was largely due to lower contract material requirements during 2004 as compared to 2003. Outside services expense increased from $9.4 million for 2003 to $9.7 million for 2004 and increased as a percent of sales from 27.5% to 39.3%. Of the outsourced services expense for 2004, approximately $4.0 million of the $9.7 million was in excess of amounts estimated for certain jobs and created extensive cost overruns on those particular jobs as described in the aforementioned Revenue section.

     o Direct labor expense increased from $5.7 million for 2003 to $6.7 million for 2004 and as a percent of sales, direct labor increased from 16.7% to 27.3%. This change was a result of us incurring a 4.4% increase in direct labor hours, from 304,000 hours in 2003 to 318,000 in 2004. Of the total direct labor expense, regular or straight time increased by $690,000 and as a percent of sales increased from 11.0% for 2003 to 17.9% for 2004. Overtime expense increased from $1.9 million for 2003 to $2.3 million for 2004 and as a percent of sales increased from 5.7% for 2003 to 9.4% for 2004. We incurred added labor costs of approximately $3.5 million related to the construction and buy-off difficulties noted above.

SELLING AND ADMINISTRATIVE EXPENSE - Selling and administrative expense for 2004 increased by $324,000 to $2,014,000 as compared to $1,690,000 for 2003. As a percent of sales, selling and administrative expense increased from 5.0% for 2003 to 8.2% for 2004. This largely consisted of increases of $141,000 in administrative and sales salaries, $79,000 in State of Michigan Single Business Tax, $50,000 in Deferred Compensation expense and $38,000 in Public Company expenses.

INTEREST EXPENSE - Interest expense increased from $779,000 for 2003 to $872,000 for 2004. This increase was largely due to us incurring additional interest expense related to issuance of $3.0 million subordinated debt during the fourth quarter of 2004.

FISCAL 2003 COMPARED TO FISCAL 2002

REVENUE - Total revenue increased from approximately $14 million in 2002 to $34 million in 2003, an increase of 143%. This increase was a result of us receiving significant tooling programs for the Mercedes-Benz M Class sports utility vehicle and a new "crossover" vehicle yet to be introduced. Our customer for these vehicles is the Tier 1 supplier to Mercedes-Benz for these particular vehicles. For a portion of these tooling systems we are performing engineering services and manage certain die manufacturing subcontracted by us, with us being responsible for the engineering and performance of these tools. During fiscal 2003, we recorded approximately $9.4 million of outsourced revenue or 25% of total fiscal 2003 sales.

COST OF GOODS SOLD - Cost of goods sold increased from $14.7 million for 2002 to $30.7 million for 2003. However, as a percent of sales, cost of goods sold decreased from 104.5% for 2002 to 90.1% for 2003. Direct costs (materials and labor) increased by $14.6 million, from $6.8 million for 2002 to $21.4 million for 2003. Engineering expense increased by $815,500 from $1.6 million for 2002 to $2.3 million for 2003. Lastly, of the cost of goods sold, manufacturing overhead increased by $580,000 from $6.3 million for 2002 to $6.9 million for 2003. Additional details of these changes in cost of sales for 2002 and 2003 are as follows:

     o Direct materials expense increased from $2.4 million for 2002 to $6.4 million for 2003 and as a percent of sales from 16.8% to 18.8%. This increase was largely due to higher contract material requirements during 2003 as compared to 2002. Outside services expense increased from $923,000 for 2002 to $9.4 million for 2003 and as a percent of sales from 6.6% to 27.5%. This increase was largely due to us incurring $7.3 million of expense related to our outsourced revenue. The balance of the outside services expense was due to sales volumes and corresponding increases in outsourcing certain machining, die patterns, laser cutting, heat treat and outside design services.

     o Direct labor expense increased from $3.6 million for 2002 to $5.7 million for 2003. However, as a percent of sales, direct labor decreased from 25.5% to 16.7%. This change was a result of us incurring a 56% increase in direct labor hours, from 189,000 hours in 2002 to 294,000 in 2003. Of the total direct labor expense, regular or straight time increased by $909,000 however as a percent of sales, decreased from 20.1% for 2002 to 10.9% for 2003 due to increased sales volume. Overtime expense increased from $756,000 for 2002 to $1.9 million for 2003, however as a percent of sales, only increased from 5.4% for 2002 to 5.7% for 2003.

     o Engineering expense increased from $1.6 million, 11.1% of sales, for 2002 to $2.4 million, 7.0% of sales, for 2003. This 50% increase was due to our increase in awarded contracts during 2003 and us increasing the number of engineering personnel necessary to fulfill the design and project management portions of the contracts.

     o Manufacturing overhead was $6.3 million or 44.9% of sales for 2002 as compared to $6.9 million or 20.2% of sales for 2003. During 2003, increases in manufacturing overhead were largely due to a $326,000 increase in vacation, holiday pay and payroll tax expenses and a $100,000 increase in medical insurance premiums. The decrease of approximately 50% of manufacturing overhead, as a percent of sales, was largely due to improved overhead absorption from sales increases.

SELLING AND ADMINISTRATIVE EXPENSE - Selling and administrative expense for 2003 remained consistent with 2002 at $1.7 million. As a percent of sales, selling and administrative expense decreased from 11.8% for 2002 to 5.0% for 2003 due to the increased sales volume. The largest selling and administrative expense increases for 2003 included: $124,000 in supervision salaries and $39,000 in directors and officers insurance premiums and director fees. These increases were offset by decreases in computer maintenance expense.

INTEREST EXPENSE - Interest expense increased from $653,000 for 2002 to $779,000 for 2003. This increase was largely due to us incurring $230,000 of debt issuance and guarantees amortization expense during 2003. These costs were incurred in our December 2002 refinancing.

FEDERAL INCOME TAX

Our effective income tax rates were 0% for the years ended August 31, 2002, 2003 and 2004. We had approximately $160,000 of alternative minimum tax credits as of August 31, 2004, the use of which does not expire, and federal net operating loss carryforwards of $6,511,000, which expire, if unused, in fiscal 2021, 2022 and 2024. We have a valuation allowance of $1,003,000 and $3,737,000 at August 31, 2003 and 2004, respectively, for net deferred tax assets, which may not ultimately be realized.

LIQUIDITY AND CAPITAL RESOURCES

Our need for working capital increased during 2004 largely as a result of the loss in the fourth quarter. For the year ended 2004, we utilized approximately $6.7 million in operating activities. We financed these needs through bank financing, issuance of subordinated debt and sale of common stock for a total of $8.0 million from financing activities. We also utilized $1.3 million of those proceeds in the acquisition of assets.

Our total bank debt as of August 31, 2004, was $15.7 million, all of which was classified as short-term debt. As of August 31, 2004, we were in default of our loan covenants with Comerica and HillStreet. As a result we negotiated a $10 million revolving line of credit with a balance outstanding of approximately $4.6 million (as of December 20, 2004), and term notes with an aggregate outstanding balance of $1,835,100, expiring December 31, 2004. The revolving line of credit had an interest rate at Comerica's prime rate plus 4.0 percent (an effective rate of 9.0% at November 30, 2004) and the term notes had an interest rate at Comerica's prime rate plus 4.25 percent (an effective rate of 9.25% at November 30, 2004). We also had two subordinated debt notes payable totaling $4,050,670 which included $1,050,670 bearing interest at 11% and $3,000,000 bearing interest at 14% plus deferred interest of 6%.

The table below presents our significant contractual obligations as of August 31, 2004:

                                                               LESS THAN 1                                 MORE THAN 5
                                                  TOTAL           YEAR          1-3 YEARS     3-5 YEARS       YEARS
                                              -----------      ------------     ----------    ----------   ------------
Debt........................................  $15,735,302      $ 15,735,302             --            --            --
Operating Lease ............................   16,173,620           981,298     $  988,298    $1,013,135   $13,190,889
Deferred Compensation.......................      216,474            50,000         45,351        43,192        77,931
Capital Lease...............................       20,070             7,367          7,367         5,336            --
                                              -----------      ------------     ----------    ----------   -----------
             Total Obligations                $32,145,466      $ 16,773,967     $1,041,016    $1,061,663   $13,268,820
                                              ===========      ============     ==========    ==========   ===========

On May 17, 2005, we extinguished our indebtedness with Comerica and HillStreet and replaced them with the Laurus facility. We believe that the revolving line of credit with Laurus and the funds generated from operations, will be sufficient to cover anticipated cash needs through fiscal 2005. However, depending on the level of future sales, terms of such sales, financial performance and cash flow of existing contracts, such financing may not be sufficient to support operations. Therefore, we may be required to seek additional sources of funding.

The table below presents our significant contractual obligations as of May 31, 2005:

                                                               LESS THAN 1                                 MORE THAN 5
                                                 TOTAL             YEAR          1-3 YEARS     3-5 YEARS      YEARS
                                              -----------      ------------     -----------   ----------   ------------
Debt........................................  $10,239,124      $  3,139,717     $ 7,099,407           --            --
Operating Lease ............................   15,451,591           982,229       3,097,834    3,323,302     8,048,226
Deferred Compensation.......................       72,835            72,835              --           --            --
Capital Lease...............................       14,590             7,740           6,850           --            --
                                              -----------      ------------     -----------   ----------   -----------
             Total Obligations                $25,778,140      $  4,202,521     $10,204,091   $3,323,302   $ 8,048,226
                                              ===========      ============     ===========   ==========   ===========

The following table provides information on the Company's debt as of May 31, 2005 and August 31, 2004 that are sensitive to changes in interest rates.

                                                                                  AMOUNT
                                                                                OUTSTANDING   MATURITY DATE
                                                                                -----------   -------------
MAY 31, 2005:
CONVERTIBLE REVOLVING NOTE:

      -  Variable rate revolving credit line at an interest rate of prime
      rate plus 1.25% (as of May 31, 2005, an effective rate of 7.25%)          $ 4,031,000   May 18, 2008

SECURED CONVERTIBLE TERM NOTE:

      -  At an interest rate of prime plus 4.00% (as of May 31, 2005, an
      effective rate of 7.25%)                                                  $ 3,200,000   May 18, 2008

OVERFORMULA:

      -  At an interest rate of prime plus 1.25% (as of May 31, 2005, an                      September
     effective rate of 7.25%)                                                   $ 2,000,000   14, 2005

AUGUST 31, 2004:
REVOLVING WORKING CAPITAL CREDIT LINE:

      -  Variable rate revolving credit line at an interest rate of prime                     Debt retired
      rate plus 4% (as of November 17, 2004, an effective rate of 9%)           $ 9,849,532   May 17, 2005

NOTE PAYABLE TO BANKS:

      -  At an interest rate of prime plus 4.25% (as of November 17, 2004,                    Debt retired
      an effective rate of 9.25%)                                               $ 1,400,000   May 17, 2005

      -  At an interest rate of prime plus 4.25% (as of November 17, 2004,                    Debt retired
      an effective rate of 9.25%)                                               $   435,100   May 17, 2005

INFLATION

We have no long-term, fixed price supply contracts. Although the average set of dies takes approximately ten months from inception to shipment, any significant direct material costs are incurred at the beginning of the die manufacturing process. Historically, we have been able to reflect increases in the prices of labor and material in our selling prices, however under current industry pricing pressures, we are unsure if this will continue to be the case in the future.

                                   MANAGEMENT

DIRECTORS

         Listed below are the names of the Directors of the Company, the year in which such Director's respective term expires, and a brief account of the business experience of each Director during the past five years.

                                                                                                  TERM
      NAME                                         POSITION                                      EXPIRES       AGE
------------------------  --------------------------------------------------------------------   -------       ---
Kenneth K. Rieth........  President and Chief Executive Officer of the Company................    2008         46

Dr. Jay S. Baron........  Director, Manufacturing Systems, Altarum, Center for Automotive
                          Research............................................................    2004         39

Richard V. Gillette....   Director of Supplier Analysis, CSM Worldwide........................    2006         48

J. Dann Engels..........  Director of Global Rush.............................................    2006         49

KENNETH K. RIETH. Mr. Rieth has been Chief Executive Officer and President of Riviera Tool Company since 1980.

DR. JAY S. BARON. Dr. Jay S. Baron has been a Director of Riviera Tool Company since 2002. Dr. Baron holds a Ph.D. and Master's Degree in Industrial and Operations Engineering. Dr. Baron currently is Director of Manufacturing Systems for Altarum - Center for Automotive Research. Previously, Dr. Baron was the Manager of Manufacturing Systems for the University of Michigan's OSAT department.

RICHARD V. GILLETTE. Mr. Gillette has been a Director of Riviera Tool Company since January 2004. Mr. Gillette currently is Director of Supplier Analysis of CSM Worldwide, a provider of specialized global automotive industry advice to commercial and investment banks, private equity firms, investment analysts and others. Previously, Mr. Gillette spent thirteen years as vice president of automotive forecasting at IRN, Inc.

J. DANN ENGELS. Mr. Engels has been a Director of Riviera Tool Company since January 2005. Mr. Engels holds Bachelor degrees in Letters and Engineering Industrial and Operations Engineering. In addition, he holds Masters' Degrees in both Mechanical Engineering and Industrial and Operations Engineering. Mr. Engels is the founder and director of Global Rush, an international automotive parts and tooling sourcing strategist, Optiprise, a lean manufacturing consulting business, and ISC Software, a materials handling software developer.

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES OF THE COMPANY


         NAME                             POSITION                                 AGE
------------------------   -----------------------------------------------         ---
Kenneth K. Rieth........   President, CEO and Director                              46

Peter C. Canepa.........   Secretary, Treasurer and CFO                             46

Thomas J. Winters.......   Vice President of Sales                                  63

Mr. Rieth's biography is set forth above.

PETER C. CANEPA. Mr. Canepa has been Chief Financial Officer, Secretary and Treasurer of the Company since March 1994.

THOMAS J. WINTERS. Mr. Winters has been Vice President of Sales of the Company since 1997.

                             EXECUTIVE COMPENSATION

      Directors who are employees of Riviera Tool Company receive no additional compensation for serving on the board of directors. On an annual basis, a non-employee director receives a fee of $5,000.

      The following table provides information about the compensation of our Chief Executive Officer and two other most highly compensated executive officers at fiscal years ended August 31, 2002, 2003, and 2004. Two additional tables provide detailed information about the employees' stock options.

                           SUMMARY COMPENSATION TABLE

                                                                        OTHER    RESTRI-   SECURITIES
                                                              COMP-     ANNUAL    CTED     UNDERLYING                   ALL
                                         FISCAL     ANNUAL   ENSATION   COMP-     STOCK      OPTIONS      LTIP         OTHER
     NAME AND PRINCIPAL POSITION          YEAR      SALARY   BONUS(1)  ENSATION   AWARD       SARS       PAYOUTS   COMPENSATION(2)
-----------------------------------      ------    --------  --------  --------  -------   -----------   -------   ---------------
            EXECUTIVE OFFICERS

Kenneth K. Rieth...................       2004     $250,000  $     --  $     --       --            --        --        $   --
President, CEO and Director               2003     $250,000    31,500        --       --            --        --            --
                                          2002     $165,000        --        --       --            --        --           286

Peter C. Canepa....................       2004     $140,000  $ 20,000  $     --       --            --        --        $   --
Secretary, Treasurer and CFO              2003     $140,000        --        --       --            --        --            --
                                          2002     $140,000        --        --       --            --        --           424

          OTHER EMPLOYEE

Thomas J. Winters..................       2004     $140,000  $     --  $     --       --            --        --        $   --
Vice President of Sales                   2003     $140,000        --        --       --            --        --            --
                                          2002     $140,000        --        --       --            --        --           875

----------------
(1) Does not include any value that might be attributable to job-related personal benefits, the annual value of which has not exceeded the lesser of 10% of annual salary plus bonus or $50,000 for each executive officer.

(2) Required matching contribution by the Company to the 401(k) plan, which is maintained by the Company for its employees generally.

OPTION GRANTS TABLE

      No stock options were granted during fiscal year ended August 31, 2004.

OPTION EXERCISES TABLE

      The following table provides information on the value of options held by each of the executive officers of the Company at August 31, 2004 measured in terms of the closing price of the Company's Common Shares on that day. There were no options exercised by any officer during the year ended August 31, 2004.

                                                                              Number of
                                                                              Securities
                                                                              Underlying
                                                                             Unexercised           Value of
                                                                             Options/SARs        Unexercised
                                                                             at August 31,       In-the- Money
                                                 Shares                         2004              Options at
                                               Acquired on      Value        Exercisable           August 31,
Name and Principal Position                      Exercise      Realized       (shares)               2004
--------------------------------------------   ------------    --------      -------------       -------------
Kenneth K. Rieth - President,
   C.E.O. & Chairman........................        --             --         100,000(1)              $0

Peter C. Canepa - Secretary,
   Treasurer and CFO........................        --             --          30,000(2)              $0

Thomas J. Winters
   Vice President of Sales..................        --             --          30,000(2)              $0

---------------
(1) On November 2, 1998, Mr. Rieth was granted a stock option for 50,000 shares, exercisable at $6.625 per share under the 1998 Key Employee Stock Option Plan, expiring November 2, 2008. On November 24, 2000, Mr. Rieth was granted a stock option for 50,000 shares, exercisable at $3.75 per share after November 24, 2000 and expires November 2, 2009.

(2) On November 2, 1998, Messrs. Winters and Canepa were granted stock options for 10,000 shares each, exercisable at $6.625 per share under the 1996 Incentive Employee Stock Option Plan, as amended, expiring November 2, 2008. On November 24, 2000, Messrs. Winters and Canepa were granted stock options for 20,000 shares each, exercisable at $3.75 per share after November 24, 2000 and expires November 2, 2009.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The members of the compensation committee during the fiscal year ended 2004 were Richard V. Gillette and Dr. Jay S. Baron. Neither Messrs. Gillette nor Dr. Baron were ever an officer or employee of the Company or any of its subsidiaries, and none of them had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K for the fiscal year ended 2004.

                          COMPENSATION COMMITTEE REPORT

      The duty of the Committee is to recommend to the Board of Directors the remuneration arrangements for Kenneth K. Rieth, President and Chief Executive Officer of the Company, as well as grant stock options under the Company's 1996 Incentive Stock Option Plan, as amended, and the 1998 Key Employee Stock Option Plan. The Company's Board of Directors has given Mr. Rieth the authority to set the compensation for senior management.

COMPENSATION PROGRAMS

BASE SALARY

      The Committee reviews each officer's salary annually. In determining appropriate salary levels, consideration is given to scope of responsibility, experience, Riviera Tool Company and individual performance as well as pay practices of other companies relating to executives with similar responsibility.

      In addition, with respect to the base salary of Mr. Rieth, the Compensation Committee has acknowledged the longevity of Mr. Rieth's service to the Registrant and its belief that Mr. Rieth is an excellent representative of the Registrant within the industry. In assessing Mr. Rieth's compensation, the committee engaged an independent firm to perform a review of his proposed compensation. Upon completion of such review, the Board of Directors established Mr. Rieth's base salary on April 25, 2003. This base compensation consists of a regular payroll payment of $250,000 per year plus an annual bonus equal to 3.5% of the Company's income from operations before such bonus expense. Mr. Canepa received a base salary of $140,000 for fiscal 2004.

BONUS AWARDS

      The Registrant's officers may be considered for annual cash bonuses, which are awarded to recognize and reward corporate and individual performance based on meeting specified goals and objectives. The plan in effect for fiscal 2004 for Mr. Rieth did not provide a bonus to Mr. Rieth. In determining a bonus to Mr. Rieth, the Committee reviews compensation levels and financial results available to it for chief executive officers for similarly sized companies as well as those located near the Registrant's headquarters. Mr. Rieth recommends to the Committee Mr. Canepa's bonus based on his review of corporate and Mr. Canepa's individual performances as well as the performance bonus the management team awards to employees of the Registrant other than Messrs. Canepa and Rieth.

STOCK OPTIONS

      Under the Registrant's 1996 Incentive Stock Option Plan, as amended, stock options may be granted to the Registrant's key employees including Messrs. Rieth and Canepa. The number of options granted is determined by the subjective evaluation of the person's ability to influence the Registrant's long-term growth and profitability. For fiscal 2004, no stock options were issued under such plan.

      Under the Registrant's 1998 Key Employee Stock Option Plan, stock options may be granted to the Registrant's key employees and directors including Messrs. Rieth, Baron, Gillette and Canepa. The number of options granted is determined by the subjective evaluation of the person's ability to influence the Registrant's long-term growth and profitability. For fiscal 2004, no stock options were issued under such plan.

      Stock options are granted with an exercise price equal to the market price of the common shares on the date of grant. Since the value of an option bears a direct relationship to the Registrant's stock price, it is an effective incentive for employees to create value for shareholders. The Committee therefore views stock options as an important component of its future compensation policy.

                                        The Compensation Committee

                                        James V. Gillette
                                        Jay S. Baron, Secretary

STOCK PERFORMANCE GRAPH

      The following line graph compares the cumulative total shareholder return for the Registrant's common shares with the cumulative total return of the Standards & Poors 500 Composite Index and an index of peer companies selected by the Registrant.

      The comparison assumes $100 was invested on March 4, 1997 (the date of the Registrant's initial public offering) in the Registrant's common shares, the S & P 500 Composite Index and the peer group. The companies in the peer group, all of which are in the automotive industry, are as follows:

     Dana Corporation    Hayes Lemmerz International Inc.   Spartan Motors Inc.
     Gentex Corporation  Magna International Inc.           Tower Automotive Inc
                         Superior Industries International  .

                                                INDEXED RETURNS
                                                  Years Ending
                        BASE    -----------------------------------------------
 Company Name/Index    PERIOD               Cumulative Total Return
--------------------  --------  -----------------------------------------------
                      March 4,  Aug. 31,  Aug. 31,  Aug. 31,  Aug. 31,  Aug. 31,
                        1997      2000      2001      2002      2003     2004
                      --------  --------  --------  --------  --------  -------
RIVIERA TOOL COMPANY   $  100   $  67.71  $  33.38  $  32.27  $ 107.87  $ 45.98
S & P 500              $  100   $ 116.32  $  87.95  $  72.12  $  80.83  $ 90.09
PEER GROUP             $  100   $  80.48  $  88.99  $  88.81  $ 103.14  $ 98.27

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                AMONG RIVIERA TOOL COMPANY, THE S & P 500 INDEX
                                AND A PEER GROUP

                                  [LINE GRAPH]

*$100 invested on 8/31/99 in stock or index-including reinvestment of dividends Fiscal year ending August 31.

Copyright(C) 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All right reserved

www.researchdatagroup.com/S&P.htm

   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED
                              STOCKHOLDER MATTERS

      The following table sets forth information with respect to the beneficial ownership of the our common stock as of May 31, 2005 with respect to (i) each stockholder known by us to be the beneficial owner of 5% of our common stock:
(ii) each of our directors; (iii) each Executive Officer or Significant Employee listed in the Summary Compensation Table under the heading "Executive Compensation" and (iv) all directors and executive officers as a group. On the table, 4,090,138 shares of common stock were issued and outstanding. Unless otherwise indicated, all persons named as beneficial owners of common stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned.

                           BENEFICIAL OWNERSHIP TABLE

                                                                                       COMMON     PERCENTAGE OF
                                                                                       SHARES     TOTAL COMMON
   NAME OF BENEFICIAL                                                               BENEFICIALLY  SHARES OF THE
         HOLDER                                  ADDRESS                                OWNED        COMPANY
-------------------------  -------------------------------------------------------  ------------  -------------
 Kenneth K. Rieth........  5460 Executive Parkway SE, Grand Rapids, MI  49512         769,216(1)      18.8%

 Dr. Jay S. Baron........  1000 Victors Way, Suite 200, Ann Arbor, MI  48108               --           --

 Richard V. Gillette ....  1669 Hamilton Road, Suite 210, Okemos, MI  48864             1,000            *

J. Dann Engels             112 Waukazoo Drive, Holland, MI  49424                          --           --

 Peter C. Canepa.........  5460 Executive Parkway SE, Grand Rapids, MI  49512          35,512(2)       0.9%

 Thomas J. Winters ......  5460 Executive Parkway SE, Grand Rapids, MI  49512          30,000(2)       0.7%
                                                                                      -------         ----
 ALL DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEE AS A GROUP (6 PERSONS)    835,728         20.4%
                                                                                      =======         ====

(1) Riviera Holding Company, 100% owned by Kenneth K. Rieth, President and CEO of Riviera Tool Company, owns 635,250 shares of the Common Shares of Riviera Tool Company. Amount also includes 2,100 shares of Common Shares owned by Mr. Rieth as custodian for his minor children and 100,000 shares, which Mr. Rieth has the right to acquire through exercise of stock options granted under the 1998 Key Employee Stock Option Plan.

(2) Amount includes 30,000 shares of which Mr. Winters and Mr. Canepa each have the right to acquire through exercise of a stock option grant under the 1996 Incentive Stock Option Plan.

*     Beneficial ownership of less than 0.1% of the class.

       SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

                      EQUITY COMPENSATION PLAN INFORMATION
                               AS OF MAY 31, 2005

                                                                                         NUMBER OF SECURITIES
                                                                                        REMAINING AVAILABLE FOR
                                NUMBER OF SECURITIES TO BE  WEIGHTED-AVERAGE EXERCISE    FUTURE ISSUANCE UNDER
                                 ISSUED UPON EXERCISE OF      PRICE OF OUTSTANDING     EQUITY COMPENSATION PLANS
                                   OUTSTANDING OPTIONS,       OPTIONS, WARRANTS AND      (EXCLUDING SECURITIES
PLAN CATEGORY                      WARRANTS AND RIGHTS               RIGHTS             REFLECTED IN COLUMN (a))
------------------------------  --------------------------  -------------------------  -------------------------
                                            (a)                        (b)                        (c)
------------------------------  --------------------------  -------------------------  -------------------------
Equity compensation plans
  approved by security holders              0                          $   0                       0
Equity compensation plans
  not approved by security
  holders                             181,000 shares                   $5.04                 269,000 shares
                                      --------------                   -----                 --------------
Total                                 181,000 shares                   $5.04                 269,000 shares
                                      --------------                   -----                 --------------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      None of our directors or officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to all of our outstanding shares, nor any promoter, nor any relative or spouse of any of the foregoing persons has any material interest, direct or indirect, in any transaction since our incorporation or in any presently proposed transaction which, in either case, has or will materially affect us.

            QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

The following table provides information on our debt as of May 31, 2005 and 2004 that are sensitive to changes in interest rates.

                                                                                             AMOUNT
                                                                                          OUTSTANDING     MATURITY DATE
                                                                                          -----------     -------------
MAY 31, 2005:
CONVERTIBLE REVOLVING NOTE:
Variable rate revolving credit line at an interest rate of prime rate plus 1.25%
(as of May 31, 2005, an effective rate of 7.25 %)                                         $ 4,031,000  May 17, 2008

SECURED CONVERTIBLE TERM NOTE:
At an interest rate of prime plus 4% (as of May 31, 2005, an effective rate of 10%)       $ 3,200,000  May 17, 2008

OVERFORMULA:
At an interest rate of prime plus 1.25% (as of May 31, 2005, an effective rate of 7.25%)  $ 2,000,000  September 14, 2005

MAY 31, 2004:
REVOLVING WORKING CAPITAL CREDIT LINE:
Variable rate revolving credit line at an interest rate of prime rate plus 1% (as
of May 31, 2004, an effective rate of 5%)                                                 $ 7,547,820  Retired May 17, 2005

NOTE PAYABLE TO BANKS:
At an interest rate of prime plus 1.25% (as of May 31, 2004, an effective rate of 5.25%)  $ 1,466,667  Retired May 17, 2005

                            SELLING SECURITYHOLDERS

      Laurus may from time to time offer and sell pursuant to this prospectus any or all of the shares of common stock listed below. When we refer to "Laurus" in this prospectus, we mean those persons listed in the table below, as well as the pledgees, donees, assignees, transferees, successors and others who later hold any of Laurus' interests. In the event that Laurus enters into a transaction with a pledgee, donee, assignee, transferee or successor, we will amend or supplement this prospectus to specifically name such individual as a "Selling Securityholder".

      We have agreed to file a registration statement, of which this prospectus is a part, to register the shares of Laurus set forth in the table below in order to permit Laurus to sell these shares from time to time as described in "Plan of Distribution" on page 37.

      We cannot determine the actual number of shares of our common stock that we will issue, because of the variables discussed in this prospectus. Shares of our common stock sold to Laurus will not be freely tradeable by Laurus until they are registered under applicable securities laws or an exemption from such registration is available. However, we are required to register for sale all shares of our common stock issued or issuable to Laurus in connection with the Agreements.

      The table below sets forth the number of shares being registered for sale as of the date of this prospectus and sets forth the number of shares of common stock known by us to be beneficially owned by Laurus as of July 15, 2005. Laurus has not had a material relationship with us within the past three years other than as a result of the ownership of our shares of common stock or other securities as described in this prospectus and other then in connection with providing the credit facility discussed in this prospectus. The shares offered by this prospectus may be offered from time to time by Laurus. The percent of beneficial ownership for Laurus is based on 4,090,138 shares of our common stock outstanding as of July 15, 2005. Laurus may have acquired, sold or transferred, in transactions exempt from registration requirements of the Securities Act of 1933, as amended, some or all of their common stock since the date as of which the information in the table is presented. We are not making any representation that any shares covered by this prospectus will or will not be offered for resale. Laurus reserves the right to accept or reject, in whole or in part, any proposed sale of shares.

      Information about Laurus may change over time. Any changed information will be set forth in prospectus supplements. From time to time, additional information concerning ownership of our common stock may rest with certain holders thereof not named in the table below and of whom we are unaware.

                                                                                NUMBER OF SHARES OF
                               NUMBER OF SHARES OF                                 COMMON STOCK      PERCENT OF COMMON STOCK
                                   COMMON STOCK         NUMBER OF SHARES OF        BENEFICIALLY      BENEFICIALLY OWNED AFTER
   SELLING SECURITYHOLDER     BENEFICIALLY OWNED (1)  COMMON STOCK TO BE SOLD  OWNED AFTER OFFERING          OFFERING
----------------------------  ----------------------  -----------------------  --------------------  ------------------------
Laurus Master Fund, Ltd. (2)       3,782,531                  3,782,531                -0-                       *

* Less than one percent (1%).

(1) The figures for the number of shares and the percentage of shares beneficially owned by Laurus after the offering are based on the assumption that Laurus will sell all of the shares registered for sale hereby. Because Laurus may offer all, some or none of the shares pursuant to this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares that will be held by Laurus after completion of the sale of shares hereunder. See "Plan of Distribution" On page 37.

(2) The number of shares being offered in this prospectus represent the maximum number of shares issuable in connection with the exercise of the conversion rights having exercise prices of $1.66 per share and option rights having an exercise price of $0.01 per, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416 under the Securities Act.

      Laurus has not informed us of its current plans with respect to the disposition of shares of our common stock which are covered by this prospectus.

                    DESCRIPTION OF RIVIERA TOOL COMMON STOCK

      The following summary of our common stock is subject in all respects to applicable Michigan law, our articles of incorporation and our by-laws. See "Where You Can Find More Information" on page 3.

General

      The authorized capital stock of Riviera Tool consisted of 9,798,575 shares of common stock and 205,000 shares of preferred stock, no par value. As of July 15, 2005, 4,090,138 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding. Our shares of common stock, when issued in accordance with the various conversion rights and option rights, will be validly issued and outstanding and will be fully paid and non-assessable.

Transfer Agent and Registrar

      Continental Stock Transfer & Trust, 17 Battery Place, New York, New York 10064 is the transfer agent and registrar of our common stock.

Board of Directors

      Our by-laws provide that the Board of Directors is divided into three classes with each class elected for a three-year term. The Board currently consists of four members.

Dividends

      We have never declared or paid any cash dividends on our common stock. We presently intend to retain all future earnings for use in our business and do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Michigan Anti-Takeover Laws

      Under Chapter 7A of the Michigan Business Corporation Act, "business combinations" (defined to include, among other transactions, mergers, consolidations, certain dispositions of assets or shares, and certain recapitalizations) between certain corporations or their domestic subsidiaries and an "interested shareholder" (defined as the direct or indirect beneficial owner of at least 10% of the voting power of a covered corporation's outstanding shares or an affiliate of the corporation which had such 10% ownership within the preceding two years) can only be consummated if approved by at least 90% of the votes of each class of the corporation's shares entitled to vote thereon and by at least two-thirds of such votes not held by the interested shareholder or its affiliates, unless certain price and other conditions imposed by Chapter 7A are satisfied. The board of directors may elect to exempt business combinations with a particular interested shareholder from the requirements of Chapter 7A at any time before the interested shareholder attains that status.

      Under Chapter 7B of the Michigan Business Corporation Act, "control shares" (defined to mean shares, which when added to all other shares of the corporation owned by a person or with respect to which that person may exercise or direct the exercise of voting power, would entitle that person, immediately after the acquisition of the shares, to exercise or direct the exercise of voting power in the election of directors in excess of threshold levels of 20%, 33 1/2% or a majority of all voting power) acquired in a "control share acquisition" (defined to include the acquisition, directly or indirectly, by any person of ownership of or the power to exercise the voting power with respect to, issued and outstanding control shares) have the same voting rights as were accorded the shares before the control share acquisition only to the extent granted by resolution approved by the shareholders of the corporation. To have such a resolution considered by the shareholders of the corporation, the acquiring person must deliver an "acquiring person statement" to the corporation and the Michigan Department of Commerce, Corporations, Securities and Land Development Bureau. To be approved by the shareholders, the resolution must be approved by a majority of the votes cast by the holders of the common stock and a majority of the votes cast by the holders of shares of each class or series entitled to vote thereon, excluding "interested shares" (defined to include shares held by the acquiring person or member of his group, an officer of the corporation and any director who is also an employee of the corporation). The practical effect of Chapter 7B of the Michigan Business Corporation Act is to require that a person making a tender offer for shares of a corporation condition the offer on shareholder approval of the person's right to vote the shares to be acquired.

      If authorized by a corporation's articles of incorporation or bylaws, control shares acquired in a control share acquisition with respect to which no acquiring person statement has been filed may be redeemed by the corporation at any time more than 60 days after the end of the control share acquisition at "fair value." If authorized by the corporation's articles of incorporation or bylaws, control shares acquired in a control share acquisition which are not accorded full voting rights may be redeemed by the corporation at "fair value." Unless otherwise provided in the corporation's articles of incorporation or bylaws, in the event that control shares acquired in a control share acquisition are accorded full voting rights and the acquiring person has acquired a majority of all voting power of the corporation, the shareholders of the corporation, other than the acquiring person, have dissenters' rights. "Fair value" means a value not less than the highest price paid per share by the acquiring person in the control share acquisition.

      The provisions of Chapter 7B automatically apply to us, although our board of directors or our shareholders may elect to remove us from the application of Chapter 7B. Our board of directors has no plans to elect to remove such application and is not aware of any plans or proposals to do so. Further, none of the provisions discussed above has been included in our Articles of Incorporation or Bylaws.

      The foregoing discussion concerning the provisions of the Michigan Business Corporation Act is qualified in its entirety by reference to such Michigan Business Corporation Act provisions.

Securities and Exchange Commission on Indemnification

      Our by-laws provide for a broad right for indemnification for any person who is or was involved in any manner in any threatened, pending, or completed investigation, claim, action, suit, or proceeding by reason of the fact that the person had agreed to become a director, officer, employee, or agent of our company.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Commission this type of indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification against liabilities arising under the Securities Act (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by any director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the submitted issue.

Voting Rights

      Each share of common stock is entitled to one vote in the election of directors and other matters. Common stockholders are not entitled to preemptive or cumulative voting rights.

Registration Rights

      In connection with the Agreements, we entered into a Registration Rights Agreement with Laurus on May 17, 2005 (the "Registration Rights Agreement") pursuant to which we agreed to provide Laurus with registration rights for their shares of our common stock. Under the terms of the Registration Rights Agreement, we are obligated to file an additional registration statement registering the resale of shares of the common stock issuable upon the exercise of conversion rights granted pursuant to an additional minimum borrowing note evidencing an aggregate principal amount of up to $2,000,000 of loans made pursuant to an additional minimum borrowing note. If the registration statement is not filed within 60 days following the date of the funding of such additional tranches of loans, or declared effective within 60 days thereafter, or if the registration is suspended other than as permitted in the Registration Rights Agreement, we are obligated to pay Laurus certain fees and certain obligations may be deemed to be in default.

                              PLAN OF DISTRIBUTION

      Laurus and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. Laurus may use any one or more of the following methods when selling shares:

         - ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         - block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         - an exchange distribution in accordance with the rules of the applicable exchange;

         -  privately negotiated transactions;

         - broker-dealers may agree with Laurus to sell a specified number of such shares at a stipulated price per share;

         -  a combination of any such methods of sale;

         - through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

         -  any other method permitted pursuant to applicable law.

      Laurus may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

      Broker-dealers engaged by Laurus may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from Laurus (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Laurus does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

      In connection with the sale of our common stock or interests therein, Laurus may enter into hedging transactions with broker-dealers or other financial institutions. Laurus may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

      Laurus and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Laurus has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute our common stock.

      We have agreed to indemnify Laurus against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

      Because Laurus may be deemed to be an "underwriter" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Laurus has advised us that it has not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the shares by Laurus.

      We agreed to keep this prospectus effective until the earlier of (i) the date on which all the shares have been sold or (ii) the date on which the shares may be sold immediately without registration under the Securities Act and without volume restrictions pursuant to Rule 144(k), as determined by our counsel. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

      Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, Laurus will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by Laurus or any other person. We will make copies of this prospectus available to Laurus and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

      We will pay all expenses associated with filing and maintaining the effectiveness of this registration statement. With the exception of any brokerage fees and commission which are the obligation of Laurus, we are responsible for the fees, costs and expenses of this offering which are estimated to be $75,000, inclusive of our legal and accounting fees, printing costs, "blue sky," filing and other miscellaneous fees and expenses.

                                  LEGAL MATTERS

      Certain legal matters with respect to the validity of our common stock will be passed upon for us by Greenberg Traurig, LLP, 200 Park Avenue, New York, NY 10166. Greenberg Traurig, LLP does not have any interests in us and has never been employed by us on a contingent basis.

                                     EXPERTS

      The financial statements as of August 31, 2004 and 2003, and for each of the three years in the period ended August 31, 2004, included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to matters that raise a substantial doubt about the Company's ability to continue as a going concern) and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                              RIVIERA TOOL COMPANY

                              FINANCIAL STATEMENTS

                                    CONTENTS

                                                                                                 PAGE
Unaudited Financial Statements

         Balance sheets as of May 31, 2005 and August 31, 2004                                   F - 2

         Statements of Operations for the three month and nine month periods ended
         May 31, 2005 and May 31, 2004                                                           F - 3

         Statements of Cash Flows for the three month and nine month periods ended
         May 31, 2005 and May 31, 2004                                                           F - 4

         Notes to Unaudited Financial Statements dated May 31, 2005                              F - 5

Report of Independent Registered Public Accounting Firm                                          F - 9

Audited Financial Statements

         Balance Sheets as of August 31, 2004 and 2003                                           F - 10

         Statements of Operations for each of the years in the three-year period
           ended August 31, 2004                                                                 F - 11

         Statements of Shareholder's Equity for each of the years in the three-year period
           ended August 31, 2004                                                                 F - 12

         Statements of Cash Flows for each of the years in the three-year period ended
           August 31, 2004                                                                       F - 13

         Notes to Financial Statements                                                           F - 14

                              RIVIERA TOOL COMPANY
                              FINANCIAL STATEMENTS

                                 BALANCE SHEETS

                                                                             --------------------------------------------
                                                                                   MAY 31,                AUGUST 31,
                                  ASSETS                                            2005                    2004
                                                                             -------------------      -------------------
CURRENT ASSETS                                                        NOTE      (UNAUDITED)               (AUDITED)
                                                                      ----   -------------------      -------------------
  Cash............................................................           $           369,612      $             1,200
  Accounts receivable.............................................                     2,616,969               13,075,285
  Costs in excess of billings on contracts in process.............     2               3,405,159                  669,143
  Inventories.....................................................                       238,301                  238,301
  Prepaid expenses and other current assets.......................                       515,907                  235,203
                                                                             -------------------      -------------------
            Total current assets..................................                     7,145,948               14,219,132

PROPERTY, PLANT AND EQUIPMENT, NET................................     3              11,299,806               12,328,746
PERISHABLE TOOLING................................................                       734,130                  726,704
OTHER ASSETS......................................................                       599,344                  623,635
                                                                             -------------------      -------------------
            Total assets..........................................           $        19,779,228      $        27,898,217
                                                                             ===================      ===================

                   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Current portion of long-term debt...............................     4     $         3,593,996      $        15,742,669
  Accounts payable................................................                     3,868,442                4,908,893
  Accrued liabilities.............................................                       731,546                  521,193
                                                                             -------------------      -------------------
            Total current liabilities.............................                     8,193,984               21,172,755

LONG-TERM DEBT, NET OF UNAMORITZED DISCOUNT.......................     4               5,957,718                   12,703
ACCRUED LEASE EXPENSE.............................................                       810,770                  740,894
DEFERRED COMPENSATION.............................................                            --                  166,474
DEFERRED INTEREST.................................................                            --                   25,500
                                                                             -------------------      -------------------
            Total liabilities.....................................                    14,962,472               22,118,326
                                                                             -------------------      -------------------

PREFERRED STOCK - no par value, $100 mandatory redemption value:
       Authorized - 5,000 shares
       Issued and outstanding - no shares.........................                            --                       --

STOCKHOLDERS' EQUITY:
  Preferred stock - no par value,
     Authorized - 200,000 shares
     Issued and outstanding - no shares...........................                            --                       --
  Common stock - No par value:
     Authorized - 9,785,575 shares
     Issued and outstanding - 4,090,138 at May 31, 2005 and
     3,774,346 shares at August 31, 2004..........................                    17,131,536               16,426,378
  Retained deficit................................................                  (12,314,780)             (10,646,487)
                                                                             -------------------      -------------------
            Total stockholders' equity............................                     4,816,756                5,779,891
                                                                             -------------------      -------------------
Total liabilities and stockholders' equity........................           $        19,779,228      $        27,898,217
                                                                             ===================      ===================

                        See notes to financial statements

                              RIVIERA TOOL COMPANY
                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                              FOR THE THREE MONTHS            FOR THE NINE MONTHS
                                                                    ENDED                            ENDED
                                                         -----------------------------    -----------------------------
                                                         MAY 31, 2005     MAY 31, 2004    MAY 31, 2005     MAY 31, 2004
                                                         ------------     ------------    ------------     ------------
SALES ...............................................    $  4,687,278     $  7,596,931    $ 14,220,838     $ 24,200,591
COST OF SALES .......................................       4,106,830        6,729,645      12,297,177       21,642,926
                                                         ------------     ------------    ------------     ------------

  GROSS PROFIT ......................................         580,448          867,286       1,923,661        2,557,665

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES ...........................         660,103          479,920       2,106,934        1,389,060
                                                         ------------     ------------    ------------     ------------

   (LOSS)/INCOME FROM OPERATIONS ....................         (79,655)         387,366        (183,273)       1,168,605

INTEREST EXPENSE ....................................         391,737          148,782       1,139,822          480,008
SUBORDINATED DEBT FINANCING COSTS ...................         304,424               --         345,198               --
                                                         ------------     ------------    ------------     ------------
   TOTAL INTEREST AND OTHER EXPENSE .................         696,161          148,782       1,485,020          480,008
                                                         ------------     ------------    ------------     ------------

(LOSS)/INCOME BEFORE INCOME TAXES ...................        (775,816)         238,584      (1,668,293)         688,597
                                                         ------------     ------------    ------------     ------------

INCOME TAXES ........................................              --               --              --               --
                                                         ------------     ------------    ------------     ------------

NET (LOSS)/INCOME AVAILABLE FOR
 COMMON SHARES ......................................    $   (775,816)    $    238,584    $ (1,668,293)    $    688,597
                                                         ============     ============    ============     ============

BASIC AND DILUTED (LOSS)/INCOME PER COMMON SHARE ....    $       (.20)    $        .06    $       (.44)    $        .18
                                                         ============     ============    ============     ============

BASIC AND DILUTED COMMON SHARES OUTSTANDING .........       3,807,527        3,774,346       3,785,569        3,774,346
                                                         ============     ============    ============     ============


                        See notes to financial statements

                              RIVIERA TOOL COMPANY
                             STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

                                                                        FOR THE THREE MONTHS            FOR THE NINE MONTHS
                                                                               ENDED                          ENDED
                                                                   ----------------------------    ----------------------------
                                                                      MAY 31,         MAY 31,        MAY 31,           MAY 31,
                                                                       2005            2004           2005              2004
                                                                   ------------    ------------    ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net (loss)/income ............................................   $   (775,816)   $    238,584    $ (1,668,293)   $    688,597
  Adjustments to reconcile net (loss)/income to net cash
from operating activities:
      Depreciation and amortization ............................        427,701         421,599       1,283,103       1,264,798
      (Increase) decrease in assets:
         Accounts receivable ...................................        311,319      (7,171,218)     10,458,316      (5,051,668)
         Costs in excess of billings on contracts in  process ..       (833,342)      3,124,750      (2,736,016)      3,843,404
         Perishable tooling ....................................         23,614         (35,697)         (7,426)        (41,071)
         Prepaid expenses and other current assets .............        337,272          49,741         298,787        (163,822)
      Increase (decrease) in liabilities:
         Accounts payable ......................................       (617,115)        853,652      (1,040,451)        314,709
         Accrued outsourced contracts payable ..................             --      (3,557,595)             --      (2,913,209)
         Accrued lease expense .................................         23,292          25,050          69,876          75,150
         Accrued liabilities ...................................             67          54,602         326,353         373,288
         Deferred compensation .................................             --              --        (166,474)             --
                                                                   ------------    ------------    ------------    ------------
Net cash (used in)/provided by operating activities ............   $ (1,103,008)   $ (5,996,532)   $  6,817,775    $ (1,609,824)
                                                                   ------------    ------------    ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES
  (Increase)/decrease in other assets ..........................        (55,163)             --          24,291         (22,462)
  Additions to property, plant and equipment ...................         (7,074)       (529,610)       (254,163)       (820,833)
                                                                   ------------    ------------    ------------    ------------
Net cash used in investing activities ..........................   $    (62,237)   $   (529,610)   $   (229,872)   $   (843,295)
                                                                   ------------    ------------    ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of convertible term debt ..............      3,200,000              --       3,200,000              --
  Proceeds from issuance of convertible revolving note .........      4,031,127              --       4,031,127              --
  Proceeds from overformula note ...............................      2,000,000              --       2,000,000              --
  Debt issuance costs ..........................................       (579,491)             --        (579,491)             --
  Repayments of bank revolving credit line .....................     (2,595,878)             --      (9,849,532)             --
  Repayment of bank term debt ..................................     (1,589,777)             --      (1,835,100)             --
  Repayment of subordinated debt ...............................     (3,000,000)             --      (3,000,000)             --
  Increase/(decrease) of capital lease .........................         (1,984)         14,449          (5,853)         14,449
  Deferred interest ............................................       (141,500)             --        (141,500)             --
  Net borrowings (repayments) on revolving credit line .........             --       5,354,637              --       1,565,460
  Principal payments on notes payables .........................             --        (153,776)        (42,300)       (436,422)
  Sale of common stock .........................................          3,158       1,310,912           3,158       1,310,912
                                                                   ------------    ------------    ------------    ------------
Net cash provided by/(used in) financing activities ............   $  1,325,655       6,526,222    $ (6,219,491)   $  2,454,399
                                                                   ------------    ------------    ------------    ------------

NET INCREASE/(DECREASE) IN CASH ................................   $    160,410    $         80    $    368,412    $      1,280
                                                                   ============    ============    ============    ============

CASH - Beginning of Period .....................................        209,202           1,200           1,200              --
                                                                   ------------    ------------    ------------    ------------

CASH - End of Period ...........................................   $    369,612    $      1,280    $    369,612    $      1,280
                                                                   ============    ============    ============    ============

                        See notes to financial statements

                              RIVIERA TOOL COMPANY
                    NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
                                  MAY 31, 2005

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited interim financial statements (the "Financial Statements") of Riviera Tool Company (the "Company") have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, the Financial Statements do not include all the information and footnotes normally included in the annual financial statements prepared in accordance with generally accepted accounting principles in the United States of America.

In the opinion of management, the Financial Statements reflect all adjustments (consisting only of normal recurring adjustments) necessary to present fairly such information in accordance with generally accepted accounting principles in the United States of America. These Financial Statements should be read in conjunction with the financial statements and footnotes thereto included in the Company's Form 10-K, as amended, for the fiscal year ended August 31, 2004.

The results of operations for the nine-month period ended May 31, 2005, may not be indicative of the results to be expected for the full year.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. During fiscal 2004, the Company sustained a loss from operations of $7,363,027 and a net loss of $8,241,478. This loss resulted in an accumulated deficit of $10,646,487 as of August 31, 2004. Further, the Company was not in compliance with the covenants of its long-term loan agreement with Comerica Bank causing our debt to be classified as current in the financial statements. Our agreement was extended to December 31, 2004. This long-term indebtedness was replaced by new credit facilities provided by Laurus Master Fund, Ltd. ("Laurus"). The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern

We believe that the new credit facilities and the funds generated from operations will be sufficient to cover anticipated cash needs through fiscal 2005. However, depending on the level of future sales, terms of such sales, financial performance and cash flow of existing contracts, such financing may not be sufficient to support ongoing operations. Therefore, we may be required to seek additional sources of funding.

Basic (loss) earnings per share ("EPS") excludes dilution and is computed by dividing net earnings (loss) by the weighted average number of common shares outstanding for the period. Diluted EPS is computed by increasing the weighted average number of shares outstanding by the dilutive effect, if any, of the issuance of common stock for options outstanding under the 1996 Incentive Employee Stock Option Plan, as amended, 1998 Key Employee Stock Option Plan, convertible debt and the other non-employee options. Weighted average shares issuable upon the exercise of stock options that were not included in the (loss) earnings per share calculations were 3,776,727 in the three-month and nine-month periods ended May 31, 2005.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company reviews long-lived assets for impairment if changes in circumstances or the occurrence of events suggest the remaining value may not be recoverable. An asset is deemed impaired and written down to its fair value if estimated related total future undiscounted cash flows are less than its book (carrying) value. The Company, in performing its evaluation of long-lived assets for impairment, utilized undiscounted cash flows based on the assets estimated remaining useful lives. In developing the projections, the Company estimated revenues for each year and estimated resulting margins based upon various assumptions including future market pricing trends and historical financial costs. The analysis concluded that the estimated total undiscounted future cash flows were in excess of the carrying value of long-lived assets. Had the analysis concluded that the total undiscounted future cash flows were below the carrying value, an impairment charge of the difference between the carrying value and the lower of the total discounted cash flows or fair value would have been recorded.

                              RIVIERA TOOL COMPANY
                    NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
                                  MAY 31, 2005

NOTE 2 - COSTS AND BILLINGS ON CONTRACTS IN PROCESS

Costs and billings on contracts in process are as follows:

                                                                           MAY 31,         AUGUST 31,
                                                                            2005             2004
                                                                         ------------     ------------
Costs incurred on contracts in process under the percentage of
completion method ..................................................     $  6,382,762     $ 22,265,744
Estimated gross profit/(loss) ......................................           50,000       (4,250,000)
                                                                         ------------     ------------
        Total ......................................................        6,432,762       18,015,744
Less progress payments received and progress billings to date ......        3,030,424       17,586,991
Plus costs incurred on contracts in process
under the completed contract method ................................            2,821          240,390
                                                                         ------------     ------------

Costs in excess of billings on contracts in process ................     $  3,405,159     $    669,143
                                                                         ============     ============

Included in estimated gross profit/(loss) for May 31, 2005 and August 31, 2004 are jobs with losses accrued of $133,077 and $5,190,491, respectively.

NOTE 3 - PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net consist of the following:

                                                         MAY 31,       AUGUST 31,
                                                          2005            2004
                                                       -----------     -----------
Leasehold improvements ...........................     $ 1,489,302     $ 1,367,908
Office furniture and fixtures ....................         174,524         169,129
Machinery and equipment ..........................      23,135,345      23,080,863
Construction in Process ..........................          10,405              --
Computer equipment and software ..................       2,850,976       2,788,489
Transportation equipment .........................         109,782         109,782
                                                       -----------     -----------
     Total cost ..................................      27,770,334      27,516,171
Accumulated depreciation and amortization ........      16,470,528      15,187,425
                                                       -----------     -----------
     Net carrying amount .........................     $11,299,806     $12,328,746
                                                       ===========     ===========


NOTE 4 - LONG-TERM DEBT

The Company's long-term debt, which is subject to certain covenants discussed below, consists of the following:

                                                                                           MAY 31,      AUGUST 31,
                                                                                            2005           2004
                                                                                         ----------     ----------
CONVERTIBLE REVOLVING NOTE
--------------------------
The convertible revolving working capital credit line is collateralized by substantially all assets of the Company and provides for borrowing, subject to certain collateral requirements, up to $10 million. The credit line is due May
17, 2008, and bears interest, payable monthly, at 1.25% above prime rate
(as of May 31, 2005, an effective rate of 7.25%) ...................................     $4,031,000     $       --

                              RIVIERA TOOL COMPANY
                    NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
                                  MAY 31, 2005


NOTE 4 - LONG-TERM DEBT -CONTINUED

OVERFORMULA
-----------
The overadvance loan is due September 14, 2005 and bears interest,
at prime rate plus 1.25%, (as of May 31, 2005, an effective rate of 7.25%) ..........        2,000,000               --

REVOLVING WORKING CAPITAL CREDIT LINE
-------------------------------------
The credit line was repaid on May 17, 2005 ..........................................               --        9,849,532

SECURED CONVERTIBLE TERM NOTE
-----------------------------
The convertible term note, payable in monthly installments of $96,969.70 commencing September 1, 2005, plus interest at prime rate plus 4%, (as of May
31, 2005, an effective rate of 10%) commencing June 1, 2005, due May 17, 2008 .......        3,200,000               --

NOTES PAYABLE TO BANK
---------------------
Note payable to bank repaid on May 17, 2005 .........................................               --        1,835,100

Subordinated note payable to bank, payable in monthly installments of
$31,000, including interest at 11%, due January 1, 2008 .............................        1,008,124        1,050,670

SUBORDINATED DEBT
-----------------
Subordinated note payable repaid on May 17, 2005 ....................................               --        3,000,000

OTHER
-----
Other ...............................................................................           14,590           20,070
                                                                                           -----------      -----------
           Total debt ...............................................................       10,253,714       15,755,372
           Less unamortized debt discount ...........................................          702,000               --
           Less current portion of long-term debt ...................................        3,593,996       15,742,669
                                                                                           -----------      -----------
           Long-term debt -- Net ....................................................      $ 5,957,718      $    12,703
                                                                                           ===========      ===========

The Company was not in compliance with it's tangible net worth covenant of the note payable to bank and therefore has classified the debt as current.

On May 17, 2005, the Company executed a new senior loan facility agreement. Under such financing, The Company entered into a Securities Purchase Agreement and a Security Agreement (collectively, the "Agreements"). Pursuant to these agreements, the Company received a Term Loan in the aggregate principal amount of $3.2 million as well as a Revolving Credit Facility with a maximum availability of $10.0 million. The Agreement is subject to certain restrictions and various covenants, including a borrowing base formula of ninety percent of eligible accounts receivable and fifty percent of the lesser of work-in-process inventory or $5 million. The Term Loan monthly installments may be paid in Company common stock if the average closing price of the Company's common stock for five trading days prior to due date is greater or equal to 115% of the fixed conversion price ($1.66) and the amount of such conversion does not exceed 25% of the aggregate trading dollar volume of the Company's common stock for the period of 22 trading days immediately preceding such amortization date. The Revolving Facility shall be convertible by Laurus into shares of the Company's common stock at a rate of $1.66 per share. In addition, the Company issued an option to purchase 650,000 shares of its Common Stock at an exercise price of $.01 per share as part of the Agreement.

Laurus has agreed that it shall not convert either the Term Loan or any loans under the Revolving Facility into shares of the Company's Common Stock in amounts that would cause it to obtain an aggregate beneficial ownership of the Company's Common Stock exceeding 4.99% at any given time (or 19.99% in the event such limitation is suspended upon the occurrence of an "event of default" under any of the Agreements or any other transaction agreements or upon 65 day advance notice by Laurus). The Company and Laurus agreed to customary terms and conditions including, but not limited to, the filing of a registration statement within 60 days from the date of the Agreements of shares of the Company's Common Stock issuable (i) upon exercise of the Option, (ii) upon conversion of the Term Loan, and (iii) upon conversion of up to $2.0 million under the Revolving Facility. The Company has an obligation to register an additional $2.0 million under the Revolving Facility upon issuance by the Company of an additional note evidencing such indebtedness.

                              RIVIERA TOOL COMPANY
                    NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
                                  MAY 31, 2005


NOTE 4 - LONG-TERM DEBT -CONTINUED

The Company used the proceeds from the Term Loan, Revolving Facility and Overformula to extinguish, in full, its indebtedness owed to Comerica Bank, its former secured lender, and The HillStreet Fund II, L.P., its subordinated secured lender, as well as for general working capital purposes. In connection with the transactions described herein, Laurus received fees and was reimbursed by the Company for its expenses in the aggregate amount of $510,200.

The Company, in issuing an option for 650,000 shares at $.01 per share, triggered price protection in relationship to previously issued warrants. Under the previous warrant agreements, if the Company issued warrants or options below the strike price, the exercise price of the outstanding warrants would adjust to the lower exercise price. The Company had previous warrants for 315,792 shares of common stock with 157,896 shares priced at an exercise price of $5.07 per share and 157,896 priced at $5.53 per share. These warrants were exercised during the third quarter.

NOTE 5 - CONTINGENCIES

The Company is a plaintiff and defendant in litigation regarding its contract with Mercedes Benz and Gestamp USA, as well as certain of the Company's suppliers. The Company does not believe any contingent assets or liability is deemed necessary at this point in time.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Riviera Tool Company
Grand Rapids, Michigan

We have audited the accompanying balance sheets of Riviera Tool Company as of August 31, 2004 and 2003, and the related statements of operations, stockholders' equity and cash flows for each of the three years in the period ended August 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Riviera Tool Company as of August 31, 2004 and 2003, and the results of its operations and its cash flows for each of the three years in the period ended August 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Riviera Tool Company will continue as a going concern. As discussed in Note 2 to the financial statements, at August 31, 2004, the Company was not in compliance with its loan agreements, has losses from operations and a retained deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

      DELOITTE & TOUCHE LLP

      Grand Rapids, Michigan
      December 22, 2004

                              RIVIERA TOOL COMPANY
                                 BALANCE SHEETS

                                                                                        August 31
                                                                                --------------------------
                                  ASSETS                                  Note     2003          2004
                                  ------                                  ----     ----          ----
Current Assets

Cash ...................................................................        $        --   $      1,200
Accounts receivable ....................................................          7,010,039     13,075,285
Costs in excess of billings on contracts in process ....................    4    12,208,666        669,143
Inventories ............................................................    5       248,559        238,301
Prepaid expenses and other current assets ..............................            294,143        235,203
                                                                                -----------   ------------
         Total current assets ..........................................         19,761,407     14,219,132

Property, plant and equipment, net .....................................    6    13,046,289     12,328,746
Perishable tooling .....................................................            617,722        726,704
Other assets ...........................................................            325,198        623,635
                                                                                -----------   ------------
         Total assets ..................................................        $33,750,616   $ 27,898,217
                                                                                ===========   ============

                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities

Current portion of long-term debt ......................................    7   $   638,756   $ 15,742,669
Accounts payable .......................................................          5,020,554      4,908,893
Accrued outsourced contracts payable ...................................          5,903,930             --
Accrued liabilities ....................................................            435,896        521,193
                                                                                -----------   ------------
         Total current liabilities .....................................         11,999,136     21,172,755

Long-term and subordinated debt, net of current portion ................    7     8,400,333         12,703
Accrued lease expense ..................................................    9       640,690        740,894
Deferred compensation ..................................................   10                      166,474
Deferred interest ......................................................    7            --         25,500
                                                                                -----------   ------------
         Total liabilities .............................................         21,040,159     22,118,326

Preferred stock -- no par value,
 $100 mandatory redemption value:
 Authorized-5,000 shares, Issued and outstanding- no shares ............                 --             --
Preferred stock -- no par value,
 Authorized -- 200,000 shares
 Issued and outstanding -- no shares ...................................                 --             --
Common stockholders' equity
  Common stock -- no par value,
    Authorized -- 9,798,575 shares
    Issued and outstanding -- 3,379,609 shares at August 31, 2003 and
     3,774,346 at August 31, 2004 ......................................         15,115,466     16,426,378
  Retained deficit .....................................................         (2,405,009)   (10,646,487)
                                                                                -----------   ------------
         Total common stockholders' equity .............................         12,710,457      5,779,891
                                                                                -----------   ------------
Total liabilities and stockholders' equity .............................        $33,750,616   $ 27,898,217
                                                                                ===========   ============

                        See Notes to Financial Statements

                              RIVIERA TOOL COMPANY
                            STATEMENTS OF OPERATIONS

                                                                 Year Ended August 31
                                                            2002           2003           2004
                                                            ----           ----           ----
Sales ................................................  $ 14,050,133   $ 34,084,111   $ 24,689,221
Cost of sales ........................................    14,680,398     30,707,447     30,038,654
                                                        ------------   ------------   ------------
Gross profit (loss) ..................................      (630,265)     3,376,664     (5,349,433)

Selling and administrative expenses ..................     1,658,849      1,689,192      2,013,594
                                                        ------------   ------------   ------------
Income (loss) from operations ........................    (2,289,114)     1,687,472     (7,363,027)
                                                        ------------   ------------   ------------

Other income (expense):
    Interest expense .................................      (652,905)      (779,074)      (871,900)
    Other ............................................           726         (8,348)        (6,551)
    Loss on asset disposals ..........................       (60,264)            --             --
                                                        ------------   ------------   ------------
Total other expense, net .............................      (712,443)      (787,422)      (878,451)

Income (loss) -- before income tax benefit ...........    (3,001,557)       900,050     (8,241,478)
                                                        ------------   ------------   ------------
Income tax benefit ...................................            --             --             --
                                                        ------------   ------------   ------------
Net income (loss) available for common shares ........  $ (3,001,557)  $    900,050   $ (8,241,478)
                                                        ============   ============   ============

Basic and Diluted earnings (loss) per common share....  $      (0.89)  $       0.27   $      (2.18)
                                                        ============   ============   ============
Basic and Diluted common shares outstanding ..........     3,379,609      3,379,609      3,774,346

                        See Notes to Financial Statements

                              RIVIERA TOOL COMPANY
                    STATEMENTS OF COMMON STOCKHOLDERS' EQUITY

                                                       Common Stock                  Retained             Total
                                                ----------------------------         Earnings          Stockholders'
                                                 Shares          Amount              (Deficit)            Equity
                                                ---------     --------------      --------------      --------------
           Balance -- August 31, 2001           3,379,609     $   15,115,466      $     (303,502)     $   14,811,964
                                                ---------     --------------      --------------      --------------

Net loss................................               --                 --          (3,001,557)         (3,001,557)

           Balance -- August 31, 2002           3,379,609     $   15,115,466      $   (3,305,059)     $   11,810,407
                                                ---------     --------------      --------------      --------------

Net income..............................               --                 --             900,050             900,050

           Balance -- August 31, 2003           3,379,609     $   15,115,466      $   (2,405,009)     $   12,710,457
                                                ---------     --------------      --------------      --------------

Sale of Common Stock....................          394,737          1,310,912                  --           1,310,912

Net loss................................               --                 --          (8,241,478)         (8,241,478)
                                                ---------     --------------      --------------      --------------

           Balance -- August 31, 2004           3,774,346     $   16,426,378      $  (10,646,487)     $    5,779,891
                                                =========     ==============      ==============      ==============

                        See Notes to Financial Statements

                              RIVIERA TOOL COMPANY
                            STATEMENTS OF CASH FLOWS

                                                                                Year Ended August 31
                                                               ------------------------------------------------------
                                                                    2002                2003                2004
                                                               --------------      --------------      --------------
Cash Flows from Operating Activities
 Net income (loss)........................................     $   (3,001,557)     $      900,050      $   (8,241,478)
 Adjustments to reconcile net income (loss) to net cash
  from operating activities:
      Depreciation and amortization.......................          1,912,733           1,839,801           1,757,862
      Loss on disposal of machinery and equipment.........             60,264                  --                  --
      Decrease (increase) in assets:
         Accounts receivable..............................            550,355          (4,110,964)         (6,065,246)
         Costs in excess of billings on contracts in
          process.........................................            165,223          (8,220,320)         11,539,523
         Inventories......................................             58,408               2,010              10,258
         Perishable tooling...............................             24,216             (69,116)           (108,982)
         Prepaid expenses and other current assets........            (87,024)           (109,830)             58,940
      Increase (decrease) in liabilities:
         Accounts payable.................................            796,567           3,325,775            (111,662)
         Accrued outsourced contracts payable.............                 --           5,903,930          (5,903,930)
         Accrued lease expense............................            (16,359)            (12,275)            100,204
         Accrued liabilities..............................            106,164             (35,045)             85,297
         Deferred compensation............................                 --                  --             166,475
                                                               --------------      --------------      --------------
         Cash flows from (used in) operating activities...            568,990            (585,984)         (6,712,739)
                                                               --------------      --------------      --------------
Cash Flows from Investing Activities
  (Increase) decrease in other assets.....................           (167,290)            (22,138)           (298,437)
  Purchases of property, plant and equipment..............           (298,817)           (414,211)         (1,040,319)
                                                               --------------      --------------      --------------
          Net cash used in investing activities...........           (466,107)           (436,349)         (1,338,756)
                                                               --------------      --------------      --------------
Cash Flows from Financing Activities
  Net borrowings (repayments) on revolving credit line....          3,357,210            (517,640)          3,867,172
  Proceeds from issuance of long-term debt................            470,560                  --             435,100
  Principal payments on long-term debt....................         (1,875,631)           (797,770)           (606,059)
  Proceeds from issuance of subordinated debt.............                 --                  --           3,000,000
  Capital lease...........................................                 --                  --              20,070
  Deferred interest.......................................                 --                  --              25,500
  Proceeds from sale of common stock......................                 --                  --           1,310,912
                                                               --------------      --------------      --------------
     Cash flows from (used in) financing activities.......          1,952,139          (1,315,410)          8,052,695
                                                               --------------      --------------      --------------
Net increase (decrease) in cash...........................          2,055,022          (2,337,743)              1,200
                                                               --------------      --------------      --------------
Cash -- beginning of year.................................            282,721           2,337,743                  --
Cash -- end of year.......................................     $    2,337,743      $           --      $        1,200
                                                               ==============      ==============      ==============
Interest paid.............................................     $      581,915      $      788,496      $      481,900
Income taxes refunded.....................................             25,000                  --                  --

                        See Notes to Financial Statements

                              RIVIERA TOOL COMPANY
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS.

      Riviera Tool Company (the "Company") designs, develops and manufactures custom and complex large scale metal stamping die systems used in the high-speed production of sheet metal stamped parts and assemblies for the automotive industry. These systems are mainly sold to DaimlerChrysler, Ford Motor Company, General Motors Corporation, Mercedes-Benz, BMW and their tier one suppliers of sheet metal stamped parts and assemblies.

USE OF ESTIMATES.

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Although management believes the estimates are reasonable, actual results could differ from those estimates.

SIGNIFICANT ESTIMATES.

      The most significant estimates made by the Company are in the determination and recognition of revenue on contracts in process. Management's best estimates of costs to complete are based on costs incurred, engineers' cost projections, experience with customers or particular die systems and other analyses. Although management's estimates are not expected to materially change in the near term, the costs the Company could ultimately incur could differ from the amounts estimated.

REVENUE RECOGNITION.

      The Company recognizes revenue on time and material contracts utilizing the completed-contract method. Revenue is recognized on all other contracts utilizing the percentage-of-completion method. Under the completed-contract method, the contract is considered complete when all costs have been incurred and the project has been approved by the customer. Under the percentage-of-completion method estimated contract earnings are based on total estimated contract profits multiplied by the ratio of labor hours incurred to total estimated labor hours on the contract. Provisions for total estimated losses on contracts in process are recognized in the period such losses are determined. Changes in job performance, conditions and estimated profitability may result in revisions to costs and income and are recognized in the period such revisions are determined.

ACCOUNTS RECEIVABLE.

      As of August 31, 2003 and 2004, the Company had no reserve for uncollectible accounts receivable and had $361,144 and $162,795 of unbilled accounts receivable (completed contracts for which revenue earned exceeds amounts billed), respectively.

INVENTORIES.

      Inventories are recorded at the lower of cost (first-in, first-out method) or market.

PROPERTY, PLANT AND EQUIPMENT.

      Property, plant and equipment are recorded at cost. Depreciation is computed using the straight-line method over the useful life of the asset for financial reporting purposes as follows:

                              RIVIERA TOOL COMPANY
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

PROPERTY, PLANT AND EQUIPMENT - CONTINUED

ASSET                                                 USEFUL LIVES
-----                                                 ------------
-   Leasehold Improvements......................          7-20
-   Office Furniture and Fixtures...............          3-10
-   Machinery and Equipment.....................          5-20
-   Computer Equipment and Software.............          5-20
-   Transportation Equipment....................          5-10

      Expenditures for maintenance and repairs are charged to expense as incurred. The Company capitalizes interest cost associated with construction in process. The amount of capitalized interest was $6,703, $0 and $0 in 2002, 2003 and 2004, respectively.

IMPAIRMENT OF LONG-LIVED ASSETS.

      The Company reviews long-lived assets for impairment if changes in circumstances or the occurrence of events suggest the remaining value may not be recoverable. An asset is deemed impaired and written down to its fair value if estimated related total future undiscounted cash flows are less than its book (carrying) value. The Company, in performing its evaluation of long-lived assets for impairment, utilized financial projections for five future years including total undiscounted cash flow. The analysis concluded that the estimated total undiscounted future cash flows were in excess of the carrying value of long-lived assets. Had the analysis concluded that the total undiscounted future cash flows been below the carrying value, an impairment charge of the difference between the carrying value and the lower of the total discounted cash flows or fair value would have been recorded.

PERISHABLE TOOLING.

      Perishable tools are generally used up over five years, reported at cost as non-current assets in the balance sheet and amortized evenly over their useful lives.

INCOME TAXES.

      Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future. Such deferred income tax asset and liability computations are based upon enacted tax laws and rates applicable to periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

EARNINGS PER SHARE.

      Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted-average common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised.

STOCK-BASED COMPENSATION.

      The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-based Compensation," and as permitted by this standard, will continue to apply the recognition and measurement principles prescribed under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", to its stock-based compensation (see Note 11). No stock-based compensation cost is reflected in net income (loss), as all options granted under its plan had an exercise price equal to the market value of the underlying common stock on the date of grant. Had the Company applied the fair value recognition principles of SFAS No. 123, there would be no impact on net income (loss) as of August 31, 2002, 2003 and 2004.

                              RIVIERA TOOL COMPANY
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

BUSINESS SEGMENT REPORTING.

      Based on the nature of its operations and products, the Company considers its business to be a single operating segment.

NEW ACCOUNTING STANDARDS.

      SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" was issued in April 2003 and is effective for contracts entered into or modified after June 30, 2003. SFAS No. 149 amends and clarifies financial accounting and reporting of derivatives, including derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The adoption of SFAS No. 149 did not have any impact on the Company's financial position, results of operations or cash flows.

      SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" was issued in May 2003 and is effective for financial instruments entered into or modified after May 31, 2003. SFAS No. 150 establishes standards for classification and measurement of certain financial instruments with characteristics of both liabilities and equity. The adoption of SFAS No. 150 did not have any impact on the Company's financial position, results of operations or cash flows.

      Financial Accounting Standards Board ("FASB") Interpretation No. 46, "Consolidation of Variable Interest Entities," an Interpretation of ARB No. 51 ("FIN 46") was issued in January 2003 and was amended in December 2003. FIN 46 is effective in February 2003 for all new variable interest entities created or acquired. For variable interest entities created or acquired before February 2003, FIN 46 is effective in February 2004. FIN 46 requires consolidation of a variable interest entity if a company's variable interest absorbs a majority of the entity's losses or receives a majority of the entity's expected residual returns, or both. The adoption of FIN 46 did not have any impact on the Company's financial position, results of operations or cash flows.

NOTE 2 -- BASIS OF PRESENTATION

      The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. During 2004, the Company sustained a loss from operations of $7,363,027 and a net loss of $8,241,478. This loss resulted in an accumulated deficit of $10,646,487 as of August 31, 2004. Further, the Company was not in compliance with the covenants of its long-term loan agreement causing the Company's debt to be classified as current in the financial statements. These factors, among other things, raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

      The Company believes that the revolving line of credit and the funds generated from operations, will be sufficient to cover anticipated cash needs through fiscal 2005. However, depending on Company's primary lenders willingness to extend the due date of the facility as well as the level of future sales, terms of such sales, financial performance and cash flow of existing contracts such financing may not be sufficient to support operations. Therefore, the Company may be required to seek additional sources of funding.

                              RIVIERA TOOL COMPANY
                          NOTES TO FINANCIAL STATEMENTS

NOTE 3 -- SALES TO MAJOR CUSTOMERS

The nature of the Company's business is such that a limited number of customers comprise a majority of its business in any given year, even though the specific customers will differ from year to year. The following table summarizes the Company's sales to those customers which represent more than 10% of the annual sales, in the particular year presented, of the Company (in 000's):

                                                         AUGUST 31
                         ----------------------------------------------------------------------------
                           2002           %           2003          %            2004          %
                         ---------    ---------     ---------    ---------     ---------    ---------
Oxford Automotive ...    $   1,235         9        $  19,152       56%        $  18,640       75%
DaimlerChrysler AG ..          905         6            1,925        6%              209        1%
General Motors ......        8,486        60              450        1%              938        4%
Others ..............        3,424        25           12,557       37%            4,902       20%
                         ---------       ---        ---------      ---         ---------      ---
     Total Sales ....    $  14,050       100%       $  34,084      100%        $  24,689      100%
                         =========       ===        =========      ===         =========      ===

Outstanding account receivables from three of these customers represented approximately 78 percent and 90 percent at August 31, 2003 and 2004 of the total accounts receivable, respectively. On December 6, 2004, the Company's largest customer, Oxford Automotive filed for protection under Chapter XI of the United States Bankruptcy Court. As of August 31, 2004, Oxford Automotive represents $10.9 million or 83% of the Company's accounts receivable. The Company had previously filed perfected security interests on all tools manufactured for this customer. As a result of these liens the Company, Oxford and Mercedes-Benz U.S. International, Inc. executed a Tri-party Tooling Agreement on May 24, 2004. Under such agreement Mercedes-Benz directly pays the Company for tooling on the behalf of Oxford. Subsequent to August 31, 2004, the Company has received approximately $9.1 million of payments from Mercedes-Benz.

NOTE 4 -- COSTS AND BILLINGS ON CONTRACTS IN PROCESS

Costs and billings on contracts in process are as follows:

                                                                                AUGUST 31
                                                                    --------------------------------
                                                                        2003              2004
                                                                    --------------    --------------
Costs incurred on contracts in process under the
  percentage-of-completion method ..............................    $   26,836,205    $   22,265,744
Estimated gross profit/(loss) ..................................         3,000,000        (4,250,000)
                                                                    --------------    --------------
     Total .....................................................        29,836,205        18,015,744
Less progress payments received and progress billings to date ..        17,627,539        17,586,991
Plus costs incurred on contracts in process under the completed
 contract method ...............................................                --           240,390
                                                                    --------------    --------------
        Costs in excess of billings on contracts in process ....    $   12,208,666    $      669,143
                                                                    ==============    ==============

Included in estimated gross loss for 2003 and 2004 are contracts with estimated losses accrued of $532,665 and $5,190,491, respectively.

NOTE 5 --  INVENTORIES

Inventories consist of the following:

                                                                 AUGUST 31
                                                          ------------------------
                                                            2003           2004
                                                          ----------    ----------
Raw material stock ...................................    $  131,929    $  140,513
Small tools and supplies .............................       116,630        97,788
                                                          ----------    ----------
         Total .......................................    $  248,559    $  238,301
                                                          ==========    ==========

                              RIVIERA TOOL COMPANY
                          NOTES TO FINANCIAL STATEMENTS

NOTE 6 -- PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

                                                        AUGUST 31
                                               ------------------------------
                                                   2003             2004
                                               -------------    -------------
Leasehold improvements ....................    $   1,367,908    $   1,367,908
Office furniture and fixtures .............          164,417          169,129
Machinery and equipment ...................       22,369,833       23,080,863
Computer equipment and software ...........        2,351,580        2,788,489
Transportation equipment ..................           61,919          109,782
Construction in process ...................          160,195               --
                                               -------------    -------------
   Total cost .............................       26,475,852       27,516,171
Accumulated depreciation and amortization .       13,429,563       15,187,425
                                               -------------    -------------
   Property, plant and equipment, net .....    $  13,046,289    $  12,328,746
                                               =============    =============
Depreciation & amortization expense .......    $   1,839,801    $   1,757,862
                                               =============    =============

NOTE 7 -- LONG-TERM AND SUBORDINATED DEBT

The Company's long-term and subordinated debt, which is subject to certain covenants discussed below, consists of the following:

                                                                                            AUGUST 31,
                                                                                   ------------------------------
                                                                                       2003             2004
                                                                                   -------------    -------------
                    REVOLVING WORKING CAPITAL CREDIT LINE
The revolving working capital credit line is collateralized by substantially all assets of the Company and provides for borrowing, subject to certain collateral requirements up to $10 million. The agreement requires a commitment fee of .25% per annum on the average daily unused portion of the revolving credit line. The credit line is due December 31, 2004, and bears interest, payable monthly, at 4.0% above the bank's prime rate (as of
November 17, an effective rate of 9%) .........................................    $   5,982,360    $   9,849,532

                              NOTES PAYABLE TO BANKS

Note payable to bank, payable in monthly installments of $33,334, plus interest at the bank's prime rate plus 4.25% (as of November 17, 2004, an
effective rate of 9.25%), due December 31, 2004 ...............................        1,766,667        1,400,000

Note payable to bank, payable in monthly installments of $9,065, plus interest at the bank's prime rate plus 4.25% (as of November 17, 2004, an
effective rate of 9.25%), due December 31, 2004. ..............................               --          435,100

Subordinated note payable to bank, payable in monthly installments of
$31,000, including interest at 11%, due January 1, 2008 .......................        1,290,062        1,050,670

                              SUBORDINATED DEBT

Subordinated note payable, principal payable in quarterly installments of
$250,000 commencing September 30, 2007. Interest payable quarterly, in arrears, commencing on September 30, 2004 at 14%. Deferred interest accrues at 6%, compounded quarterly and payable at the earlier of loan pay-off or
June 30, 2010 .................................................................                         3,000,000
                                                                                   -------------    -------------

           Total debt .........................................................        9,039,089       15,735,302
           Less current portion of long-term and subordinated debt ............          638,756       15,735,302
                                                                                   -------------    -------------
           Long-term and subordinated debt -- Net .............................    $   8,400,333    $          --
                                                                                   =============    =============

                              RIVIERA TOOL COMPANY
                          NOTES TO FINANCIAL STATEMENTS

NOTE 7 -- LONG-TERM AND SUBORDINATED DEBT - CONTINUED

Minimum scheduled principal payments on long-term and subordinated debt to maturity as of August 31, 2004, are as follows:

2005.........................................    $  15,735,302
2006.........................................               --
2007.........................................               --
2008.........................................               --
2009.........................................               --
                                                 -------------
                  Total......................    $  15,735,302
                                                 =============

The Company was not in compliance with the covenants of its long-term loan agreements causing all of the Company's debt to be classified as current in the financial statements.

The estimated fair value of the Company's notes payable and subordinated debt approximates its carrying amount.

NOTE 8 -- FEDERAL INCOME TAXES

The provision for federal income taxes is as follows:

                                                             AUGUST 31
                                                         ------------------
                                                         2002   2003   2004
                                                         ----   ----   ----
Current expense......................................    $ --   $ --   $ --
Deferred expense (benefit)...........................      --     --     --
                                                         ----   ----   ----
              Income tax expense (benefit)...........    $ --   $ --   $ --
                                                         ====   ====   ====

THE DIFFERENCE BETWEEN THE FEDERAL STATUTORY TAX RATE AND THE COMPANY'S EFFECTIVE RATE WAS:

                                               AUGUST 31
                                      ----------------------------
                                       2002       2003       2004
                                      ------     ------     ------
Federal statutory tax rate ........    (34%)       34%       (34%)
Effect of valuation allowance .....     34%       (36%)       34%
Other items .......................     --          2%        --
                                       ---        ---        ---
          Effective tax rate ......     --         --         --
                                       ===        ===        ===

The details of the net deferred tax liability are as follows:

                                                                         AUGUST 31
                                                               -----------------------------
                                                                   2003             2004
                                                               ------------     ------------
Deferred tax liabilities:
  Depreciation ............................................    $ (3,148,943)    $ (3,323,376)
                                                               ------------     ------------
Deferred tax assets:
  Alternative minimum tax credit carryforward .............         164,000          160,978
  Accrued lease expense ...................................         217,835          251,904
  Deferred compensation and other items ...................          78,208          136,255
  Net operating loss carryforward .........................       3,691,900        6,510,818
                                                               ------------     ------------
              Total deferred tax assets ...................       4,153,943        7,059,955
Valuation allowance recognized for deferred tax assets.....      (1,003,000)      (3,736,579)
                                                               ------------     ------------
              Net deferred tax liability ..................    $         --     $         --
                                                               ============     ============

The net operating loss carryforward arising in fiscal 2001, 2002 and 2004 will expire, if unused, in fiscal 2021, 2022 and 2024, respectively.

                              RIVIERA TOOL COMPANY
                          NOTES TO FINANCIAL STATEMENTS

NOTE 9 -- OPERATING LEASES

On June 26, 2003, the Company renegotiated its operating lease for its manufacturing and office facilities. The new noncancellable lease begins November 1, 2003 and expires on October 31, 2018. The agreement provides for annual lease payments plus an escalation of approximately $.14 per square foot for the lease term. The Company has an option to renew this lease for an additional 10-year term at a rate based upon the then prevailing market rates for similar-type properties.

Generally accepted accounting principles require that rent expense related to this type of lease be recognized ratably over the term of the lease. The difference between the rent payments made and the amount of expense recognized has been recorded as accrued lease expense (a liability). For the year ended August 31, 2002, the lease expense exceeded cash payments made by $16,359. For the year ended August 31, 2003, the cash payments made exceeded the lease expense by $35,045. For the year ended August 31, 2004, the lease expense exceeded the cash payments by $100,204.

The Company has various operating leases, including the noncancellable operating lease noted above, for facilities that expire during the next 15 years. Rent expense under these leases for the years ended August 31, 2002, 2003 and 2004 amounted to $1,075,186, $1,120,250 and $1,098,955, respectively.

The following is a schedule of future minimum rent payments required under operating leases that have initial or remaining noncancellable lease terms in excess of one year as of August 31, 2004.

                                                         LEASE
                YEAR ENDED AUGUST 31,                   PAYMENTS
                                                   ---------------
2005..........................................     $       981,298
2006..........................................             988,298
2007..........................................           1,013,135
2008..........................................           1,039,332
2009..........................................           1,064,351
2010 and after................................          11,087,206
                                                   ---------------
    Total minimum payments required...........     $    16,173,620
                                                   ===============

NOTE 10 -- RETIREMENT PLANS

The Company has a profit-sharing plan that covers substantially all employees. The plan includes a 401(k) deferred-compensation option. The plan, as established, allows for discretionary contributions as determined annually by the Company's Board of Directors. No discretionary contribution was made for the years-ended August 31, 2002, 2003, and 2004. The Company also matches and contributes up to 15 percent of the employees' contributions, up to 2% of an employee's annual wage. Effective January 1, 2002, the Company, until further notice, suspended its matching share of the employees contribution. The Company's matching contributions to the plan for the years ended August 31, 2002, 2003 and 2004, amounted to $31,324, $0 and $0, respectively.

The Company has an Executive Deferred Compensation Plan with an officer who is retiring effective December 31, 2004. Under the plan, upon the earlier of death or termination of executive's employment with the Company on or after attainment of age 65, the Company shall pay to the executive, his heirs and assigns a retirement benefit equal to $50,000 per year for five years. The retirement benefit will commence on the first day of the second month following the death or termination of his employment with the Company on or after attainment of age
65. The retirement benefit shall continue with four additional payments of $50,000 each. Death of the executive after the commencement of payments shall not reduce or eliminate subsequent payments due. The Company has a key-man life insurance policy for $250,000 on such executive. As of August 31, 2004, the Company has recorded $216,474 as a liability for the Executive Deferred Compensation Plan.

                              RIVIERA TOOL COMPANY
                          NOTES TO FINANCIAL STATEMENTS

NOTE 11 -- STOCK OPTION PLANS

The Company's 1996 Stock Option Plan (the "Option Plan") was adopted by the Board of Directors and approved by the stockholders on October 31, 1996. Under the Option Plan, 250,000 shares of Common Stock were reserved for issuance and are intended to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended. Stock options granted to Company personnel under the option plan are at exercise prices equal to the market value of the stock on the date of grant. The options vest one year from the date of option grant and the recipients must be employed by the Company at the time of exercise.

The Company's 1998 Key Employee Stock Option Plan (the "Key Option Plan") was adopted by the Board of Directors and approved by the stockholders on December 16, 1998. Under the Key Option Plan, 200,000 shares of Common Stock were reserved for issuance and do not qualify as incentive stock options under the Internal Revenue Code of 1986, as amended. Stock options granted to Company personnel and Directors under the option plan are at exercise prices equal to the market value of the stock on the date of grant. The options vest one year from the date of option grant and recipients must be employed by the Company at the time of exercise.

As permitted by SFAS No. 123, "Accounting for Stock-based Compensation," the Company continues to apply the provisions of Accounting Principles Board Opinion No. 25, which recognizes compensation expense under the intrinsic value method. The compensation cost, estimated under the fair value-based method defined in SFAS No. 123, was not significant.

A summary of the status of the Option Plan and Key Option Plan during the years' presented is as follows (no stock options were granted previous to fiscal 1999 under the 1996 Stock Option Plan and the 1998 Key Employee Stock Option Plan):

                                                                                        Weighted Average
                                                                        Shares           Exercise Price
                                                                       -------          ----------------
                1996 STOCK OPTION PLAN, AS AMENDED

                       Outstanding at end of year, August 31, 2001     120,000               $ 4.82
                                                                       =======               ======
Fiscal Year Ended August 31, 2002
Stock options granted...............................................        --                   --
                                                                       -------               ------
                       Outstanding at end of year, August 31, 2002     120,000               $ 4.82
                                                                       =======               ======

Fiscal Year Ended August 31, 2003
Stock options granted...............................................        --                   --
                                                                       -------               ------
                       Outstanding at end of year, August 31, 2003     120,000               $ 4.82
                                                                       =======               ======

Fiscal Year Ended August 31, 2004
Stock options granted...............................................        --                   --
                                                                       -------               ------
                       Outstanding at end of year, August 31, 2004     120,000               $ 4.82
                                                                       =======               ======

               1998 KEY EMPLOYEE STOCK OPTION PLAN
                                                                       -------               ------
                       Outstanding at end of year, August 31, 2001      97,000               $ 5.20
                                                                       =======               ======

Fiscal Year Ended August 31, 2002
Stock options granted...............................................        --                   --
                                                                       -------               ------
                       Outstanding at end of year, August 31, 2002      97,000               $ 5.20
                                                                       =======               ======

Fiscal Year Ended August 31, 2003
Stock options granted...............................................        --                   --
Stock options forfeited.............................................    (2,000)              $ 3.75
Stock options forfeited.............................................    (2,000)              $6.625
                                                                       -------               ------
                       Outstanding at end of year, August 31, 2003      93,000               $ 5.20
                                                                       =======               ======

Fiscal Year Ended August 31, 2004
Stock options granted...............................................        --                   --
                                                                       -------               ------
                       Outstanding at end of year, August 31, 2004      93,000               $ 5.20
                                                                       =======               ======

                              RIVIERA TOOL COMPANY
                          NOTES TO FINANCIAL STATEMENTS

NOTE 12 -- WARRANTS

On March 16, 2004, the Company sold 394,737 shares of common stock in a private placement with four accredited investors for $1,500,000. In connection with this purchase, the Company issued Series A Warrants for eighty percent warrant coverage of the initial shares purchased (315,792 shares) with half of such warrants having an exercisable price of 110% of the average of the 20 consecutive Closing Prices immediately prior to the March 16, 2004 (exercise price of $5.07 per share) and the other half with an exercise price of 120% of the average of the 20 consecutive Closing Prices immediately prior to the March 16, 2004 (exercise price of $5.53 per share). Such Series A Warrants are exercisable for five years commencing six months from the Closing date. In addition, the Company issued Series A Warrants to purchase up to 20,000 shares of common stock at the same price to the broker of the transaction. The Company also issued the purchasers Series B Warrants for purchase of up to an additional 263,158 shares at $3.80 per share. Such warrants are exercisable for eighteen months commencing six months after March 16, 2004.

================================================================================

                                3,782,531 SHARES

                              RIVIERA TOOL COMPANY

                                  COMMON STOCK
                                 (NO PAR VALUE)
                                 ---------------

                                   PROSPECTUS

                                 ---------------

                                  JULY  , 2005

================================================================================

                 PART II INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The estimated expenses payable by Riviera Tool Company in connection with the offering described in this Registration Statement are as follows:

Registration fee.......................     $   367
Legal fees and expenses................      50,000
Accounting fees and expenses...........      15,000
Printing and duplicating expenses......       5,000
Miscellaneous expenses.................       4,633
                                            -------
Total..................................     $75,000
                                            =======


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      (a) INDEMNIFICATION. The Riviera Tool Amended and Restated Articles of Incorporation provide that, to the fullest extent permitted by the Michigan Business Corporation Act (the "Act") or any other applicable law, no director of Riviera Tool shall be personally liable to Riviera Tool or its shareholders for or with respect to any acts or omissions in the performance of his or her duties as a director of Riviera Tool.

      Riviera Tool's articles of incorporation further state that each person who is or was or had agreed to become a director or officer of Riviera Tool, or each such person who is or was serving or who had agreed to serve at the request of Riviera Tool's board of directors as an employee or agent of Riviera Tool or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by Riviera Tool to the full extent permitted by the Act or by any other applicable law.

      Riviera Tool's articles of incorporation further state that Riviera Tool may enter into one or more agreements with any person, which agreements provide for indemnification greater or different than that provided for in the articles of incorporation.

      Section 209(c) of the Act permits a corporation to eliminate or limit a director's liability to the corporation or its shareholders for money damages for any action taken or any failure to take action as a director, except liability for (1) the amount of financial benefit received by a director to which he or she is not entitled; (2) the intentional infliction of harm on the corporation or the shareholders; (3) a violation of Section 551 of the Act, dealing with unlawful distributions; or (4) for an intentional criminal act.

      Section 561 of the Act permits a corporation to indemnify its directors and officers against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Sections 562 and 564c of the Act provide that in a derivative action, i.e., one by or in the right of the corporation, indemnification may be made for expenses, including attorneys fees and amounts paid in settlement, actually and reasonably incurred by directors and officers in connection with the action or suit, but only with respect to a matter as to which they have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, except that no indemnification will be made if such person will have been found liable to the corporation, unless and only to the extent that the court in which the action or suit was brought will determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

      Section 563 of the Act provides that a director or officer who has been successful on the merits or otherwise in defense of an action, suit or proceeding referred to in Sections 561 and 562, or defense of a claim, issue or matter in the action suit or proceeding, shall be indemnified against actual and reasonable expenses, including attorney's fees, incurred by him or her in connection with the action, suit or proceeding, and an action, suit or proceeding brought to enforce this mandatory indemnification.

      (b) INSURANCE. We carry policies of insurance which cover individual directors and officers for legal liability and which would pay on our behalf for expenses of indemnification of directors and officers in accordance with our articles of incorporation.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

            - On May 17, 2005 we granted conversions rights for up to 2,409,639 shares of our common stock to Laurus Master Fund, Ltd. pursuant to the Loan Agreement and the related convertible minimum borrowing note and convertible revolving credit note.

            - On May 17, 2005 we granted conversions rights for up to 1,927,711 shares of our common stock to Laurus Master Fund, Ltd. pursuant to the Securities Purchase Agreement and the related convertible term note.

            - On May 17, 2005 we granted options to purchase 650,000 shares of our common stock to Laurus Master Fund, Ltd. pursuant to the Securities Purchase Agreement and the related option.

                  The sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, or Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. The recipient of securities in each of these transactions represented their intention to acquire the securities for investment only and not with a view for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and instruments issued in such transactions. The sales of these securities were made without general solicitation or advertising. All recipients had adequate access, through their relationship with the Registrant, to information about the Registrant.

ITEM 16. EXHIBITS.

                        3.1 Amended and Restated Articles of Incorporation, as amended (Incorporated by reference as Exhibit 3(a) to Amendment No. 1 to Registrant's Registration Statement on Form S-1/A (File No. 333-14187) filed with the Commission on January 8, 1997)

                        3.2 By-Laws (Incorporated by reference as Exhibit 3(b) to Amendment No. 1 to Registrant's Registration Statement on Form S-1/A (File No. 333-14187) filed with the Commission on January 8, 1997)

                        4.1 Specimen Common Stock Certificate (Incorporated by reference as Exhibit 4(a) to Registrant's Registration Statement on Form S-1 (File No. 333-14187) filed with the Commission on October 15, 1996)

                        5.1 Opinion of Greenberg Traurig, LLP as to legality of securities being offered***

                        10.1 Security Agreement between Laurus Master Fund, Ltd. and Riviera Tool Company dated May 17, 2005*

                        10.2 Registration Rights Agreement between Laurus Master Fund, Ltd. and Riviera Tool Company, dated May 17, 2005*

                        10.3 Master Security Agreement between Laurus Master Fund, Ltd. and Riviera Tool Company dated May 17, 2005*

                        10.4 Securities Purchase Agreement between Laurus Master Fund, Ltd. and Riviera Tool Company dated May 17, 2005*

                        10.5 Secured Convertible Minimum Borrowing Note dated May 17, 2005*

                        10.6  Option Agreement dated May 17, 2005*

                        10.7  Secured Revolving Note dated May 17, 2005*

                        10.8  Secured Convertible Term Note dated May 18, 2005*

                        23.1  Consent of Deloitte & Touche LLP**

                        23.2  Consent of Greenberg Traurig, LLP (contained in
                              Exhibit 5.1)***

                        24.1 Powers of Attorney (included on page II-4 hereof)**

* INCORPORATED HEREIN BY REFERENCE TO THE COMPANY'S CURRENT REPORT ON FORM 8-K FILED MAY 17, 2005.

** FILED HEREWITH.

*** TO BE FILED BY AMENDMENT.

ITEM 17. UNDERTAKINGS.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered if the total dollar value of securities offered would not exceed that which was registered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent not more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on July 15, 2005.

                                            RIVIERA TOOL COMPANY

                                            By: /s/ Kenneth K. Rieth
                                                --------------------------------
                                            Name: Kenneth K. Rieth
                                            Title: President and Chief Executive
                                                   Officer

      KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Kenneth K. Rieth and Peter C. Canepa and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as her or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, or her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

    SIGNATURE                        TITLE                                DATE
/s/Kenneth K. Rieth    President and Chief Executive Officer,        July 15, 2005
-------------------    Director
Kenneth K. Rieth

/s/ Peter C. Canepa    Chief Financial Officer (Principal            July 15, 2005
-------------------    Accounting and Financial Officer)
Peter C. Canepa

                       Director
________________
Jay S. Baron

                       Director                                      July 15, 2005
/s/ Jim Gillette
----------------
Jim Gillette

/s/ J. Dann Engels     Director                                      July 15, 2005
________________
J. Dann Engels

                                  Exhibit Index

Exhibit No.                        Description
-----------                        -----------
3.1               Amended and Restated Articles of Incorporation, as amended
                  (Incorporated by reference as Exhibit 3(a) to Amendment No. 1 to Registrant's Registration Statement on Form S-1/A (File No.
                  333-14187) filed with the Commission on January 8, 1997)

3.2               By-Laws (Incorporated by reference as Exhibit 3(b) to
                  Amendment No. 1 to Registrant's Registration Statement on Form
                  S-1/A (File No. 333-14187) filed with the Commission on
                  January 8, 1997)

4.1 Specimen Common Stock Certificate (Incorporated by reference as Exhibit 4(a) to Registrant's Registration Statement on Form
                  S-1 (File No. 333-14187) filed with the Commission on October
                  15, 1996)

5.1 Opinion of Greenberg Traurig, LLP as to legality of securities being offered***

10.1              Security Agreement between Laurus Master Fund, Ltd. and
                  Riviera Tool Company dated May 17, 2005*

10.2              Registration Rights Agreement between Laurus Master Fund, Ltd.
                  and Riviera Tool Company, dated May 17, 2005*

10.3              Master Security Agreement between Laurus Master Fund, Ltd. and
                  Riviera Tool Company dated May 17, 2005*

10.4              Securities Purchase Agreement between Laurus Master Fund, Ltd.
                  and Riviera Tool Company dated May 17, 2005*

10.5              Secured Convertible Minimum Borrowing Note dated May 17, 2005*

10.6              Option Agreement dated May 17, 2005*

10.7              Secured Revolving Note dated May 17, 2005*

10.8              Secured Convertible Term Note dated May 18, 2005*

23.1              Consent of Deloitte & Touche LLP**

23.2              Consent of Greenberg Traurig, LLP (contained in Exhibit
                  5.1)***

24.1              Powers of Attorney (included on page II-4 hereof)**

* INCORPORATED HEREIN BY REFERENCE TO THE COMPANY'S CURRENT REPORT ON FORM 8-K FILED MAY 17, 2005.

** FILED HEREWITH.

*** TO BE FILED BY AMENDMENT.